UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Under § 240.14a-12

CERENCE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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Cerence Inc.

25 Mall Road

Suite 416

Burlington, MA 01803

December 31, 2024

Dear Fellow Shareholders:

On behalf of Cerence Inc. (“Cerence”), thank you for your continued investment. We value your support, which is essential to the success of our efforts to deliver long-term value to our shareholders.

In fiscal year 2024, we made significant progress on our generative artificial intelligence (“Generative AI”) and large language model (“LLM”)-powered roadmap, creating a strong position for Cerence as artificial intelligence (“AI”) continues to transform the in-car experience. Highlights from the fiscal year included:

•
Securing 28 strategic design wins including 10 for our Generative AI solutions;
•
Attaining six new wins in the two-wheeler and trucking markets;
•
Advancing our Generative AI and LLM strategy, including partnering with Volkswagen to debut an LLM-powered in-car assistant experience at the Consumer Electronics Show (“CES”) 2024;
•
Delivering a record of 22 original equipment manufacturer (“OEM”) customer platform launches, including 15 cloud programs and six integrations of our new Generative AI Apps;
•
Achieving competitive displacements with major global OEMs in EMEA, Japan, and China; and
•
Announcing AI partnerships with Microsoft and NVIDIA.

In fiscal year 2024, the automakers continued to face many challenges, including pressure for faster development cycles that consistently deliver a fresh user experience; increasing software development requirements and a push on AI, all while balancing cost; and growing pressure from an evolving regulatory landscape.

With this in mind, we embarked on a significant transformation intended to position Cerence to meet the current and future needs of our customers. This included a thorough review of our product portfolio with the goal of creating long-term profitability, as well as reducing costs while still enabling investment in our generative AI roadmap. In addition, in the first days of fiscal year 2025, we welcomed our new CEO, Brian Krzanich, whose experience at Intel and CDK Global will be an incredible asset as we advance our next-gen product strategy and pursue Cerence’s path to future growth. There will also be several changes to our board of directors (“Board”). Two of our directors, Thomas Beaudoin and Sanjay Jha, will not stand for reelection to the Board. I would like to thank them for their many years of invaluable assistance and service to Cerence and the Board. In addition, effective at the conclusion of the 2025 Annual Meeting of Shareholders (“Annual Meeting”), I am handing over the role as Chair of the Board to my experienced colleague, Kristi Ann Matus, who has been designated as the new Chair.

At our Annual Meeting, shareholders will be asked to vote on the matters described in the accompanying notice of annual meeting and proxy statement, as well as such other business that may properly come before the meeting and any adjournments or postponements thereof. Your vote is very important to us. Please review the instructions for each voting option described in the notice and in the proxy statement. Your prompt cooperation will be greatly appreciated.

Sincerely,

Arun Sarin
Chairman of the Board

Cerence Inc.

25 Mall Road

Suite 416

Burlington, MA 01803

NOTICE OF THE 2025 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

The 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) of Cerence Inc. (the “Company”) will be held on Thursday, February 13, 2025 at 11:00 a.m. Eastern Time. The 2025 Annual Meeting will be a virtual shareholders meeting at www.proxydocs.com/CRNC being held for the following purposes:

(1)
Election of seven directors named in the proxy statement, each to serve for a one-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;
(2)
Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement;
(3)
Ratification of the appointment of BDO USA PC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025;
(4)
Approval of an amendment to the Company’s amended and restated certificate of incorporation (“Charter”) to limit the liability of certain officers of the Company in certain circumstances as permitted pursuant to recent amendments to the Delaware General Corporation Law; and
(5)
Transaction of such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

This notice of our annual meeting of shareholders contains details of the business to be conducted at the 2025 Annual Meeting. The Board of Directors of the Company (“Board”) has fixed the close of business on December 16, 2024 as the record date for determination of shareholders entitled to notice of, and to vote at, the 2025 Annual Meeting and at any adjournments or postponements thereof. A list of shareholders entitled to vote at the 2025 Annual Meeting will be available at 25 Mall Road, Suite 416, Burlington, MA 01803 on the date of, and for ten days prior to, the 2025 Annual Meeting. To participate in the 2025 Annual Meeting virtually via the Internet, please visit www.proxydocs.com/CRNC. In order to attend, you must register in advance at www.proxydocs.com/CRNC prior to the deadline of February 11, 2025 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to submit questions. You will not be able to attend the 2025 Annual Meeting in person. For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled “Voting” in the proxy statement and, if you requested to receive printed proxy materials, your enclosed proxy card.

Please refer to the proxy statement for further information with respect to the business to be transacted at the 2025 Annual Meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual

Meeting of Shareholders to be held on February 13, 2025

This Notice of the 2025 Annual Meeting of Shareholders, Proxy Statement and 2024 Annual Report on Form 10-K are

available for viewing, printing and downloading at www.proxydocs.com/CRNC.

By Order of the Board of Directors, Jennifer Salinas Secretary

Burlington, Massachusetts

December 31, 2024

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

OF CERENCE INC.

February 13, 2025

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation by Cerence Inc. (“we,” “us,” “our,” “Cerence” or the “Company”) on behalf of the Board of Directors of the Company (the “Board” or the “Board of Directors”) of proxies for use at the 2025 Annual Meeting of Shareholders of the Company to be held virtually on Thursday, February 13, 2025 at 11:00 a.m. Eastern Time, at www.proxydocs.com/CRNC (the “2025 Annual Meeting”). On or about December 31, 2024, we will mail to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2024. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the Internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. Other shareholders, in accordance with their prior requests, have received e-mail access to our proxy materials and instructions to submit their vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.

PROXY STATEMENT SUMMARY

This Proxy Statement provides information for shareholders of Cerence, as part of the solicitation of proxies by the Company and its Board of Directors from holders of the outstanding shares of the Company’s common stock (“Common Stock”), for use at the 2025 Annual Meeting. This summary highlights select information that is provided in more detail throughout this Proxy Statement. This summary does not contain all the information that you should consider before voting. You should read the full Proxy Statement before casting your vote. In this Proxy Statement, the terms “Cerence,” “the Company,” “we,” “us,” and “our” refer to Cerence Inc.

2025 Annual Meeting

Date and Time:	Thursday, February 13, 2025, at 11:00 a.m. Eastern Time

Location:	The meeting is a virtual shareholder meeting only at www.proxydocs.com/CRNC

Voting Items

The following table summarizes the proposals to be considered at the 2025 Annual Meeting and the voting recommendations of the Board of Directors with respect to each proposal.

Proposal Number	Proposal	Board Voting Recommendation
1	Election of director nominees named in this Proxy Statement	FOR each Director Nominee
2	Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement	FOR
3	Ratification of appointment of BDO USA PC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025	FOR

4

Approval of an amendment to the Company’s amended and restated certificate of incorporation to limit the liability of certain officers of the Company in certain circumstances as permitted pursuant to recent amendments to the Delaware General Corporation Law

FOR

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on February 13, 2025

We are furnishing proxy materials to our shareholders primarily via the Internet. On or about December 31, 2024, we will mail to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2024. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the Internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. Other shareholders, in accordance with their prior requests, have received e-mail access to our proxy materials and instructions to submit their vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.

This Proxy Statement and our Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxydocs.com/CRNC.

A copy of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on November 25, 2024, will be furnished without charge to any shareholder upon written request to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary.

This Proxy Statement and our Annual Report on Form 10-K are also available on the SEC’s website at www.sec.gov.

Business Overview

Cerence builds AI powered virtual assistants for the mobility/transportation market. Our primary target is the automobile market, but our solutions can apply to all forms of transportation including but not limited to two-wheel vehicles, planes, tractors, cruise ships and elevators as well as non-transportation markets including medical, enterprise, wearables, and Internet of Things (“IoT”). Our solutions power natural conversational and intuitive interactions between vehicles, drivers and passengers, and the broader digital world. We are a premier provider of AI-powered assistants and innovations for connected and autonomous vehicles, including one of the world’s most popular software platforms for building automotive virtual assistants, such as “Hey BMW” and “Ni hao Banma”. Our customers include nearly all major automobile original equipment manufacturers (“OEMs”), or their tier 1 suppliers worldwide, including BMW, Daimler, FCA Group, Ford, Geely, GM, Renault-Nissan, SAIC, Toyota, Volkswagen Group, Aptiv, Bosch, Continental, DENSO TEN, NIO, XPeng and Harman. We deliver our solutions on a white-label basis, enabling our customers to deliver customized virtual assistants with unique, branded personalities and ultimately strengthening the bond between their brands and end users. Our vision is to enable a more enjoyable, safer journey for everyone.

Our platform utilizes industry-leading speech recognition, natural language understanding, speech signal enhancement, text-to-speech, and acoustic modeling technology to provide a conversational AI-based solution. Virtual assistants built with our platform can enable a wide variety of modes of human-vehicle interaction, including speech, touch, handwriting, gaze tracking and gesture recognition, and can support the integration of third-party virtual assistants into the in-vehicle experience.

Our software platform is a market leader for building integrated, branded and differentiated virtual assistants for automobiles. As a unified platform and common interface for automotive cognitive assistance, our software platform provides OEMs and suppliers with an important control point with respect to the mobility experience and their brand value. Our platform is fully customizable and designed to support our customers in creating their own ecosystem in the automobile and transforming the vehicle into a hub for numerous connected devices and services. Virtual assistants built with our software platform can address user requests across a wide variety of categories, such as navigation, control, media, communication and tools. Our software platform is comprised of edge computing and cloud-connected software components and a software framework linking these components together under a common programming interface. We implement our software platform for our customers through our professional services organization, which works with OEMs and suppliers to optimize our software for the requirements, configurations and acoustic characteristics of specific vehicle models.

Our solutions have been installed in more than 500 million automobiles to date, including over 46 million new vehicles in fiscal year 2024 alone. Based on royalty reports provided by our customers and third-party reports of total vehicle production worldwide, we estimate that approximately 52% of all cars shipped during the fiscal year ended September 30, 2024 included Cerence technologies. Cerence hybrid solutions shipped on approximately 13 million vehicles during the fiscal year ended September 30, 2024. In aggregate, over 80 OEMs and Tier 1 suppliers worldwide use our solutions, covering over 70 languages and dialects, including English, German, Spanish, French, Mandarin, Cantonese, Japanese and Hindi.

Since October 1, 2019, we have been an independent publicly-traded company on The Nasdaq Global Select Market under the symbol “CRNC,” after our former parent company, Nuance Communications, Inc. (“Nuance”), completed the legal and structural separation and distribution to its shareholders of all our then outstanding shares (the “Spin Off”).

Recent Event Highlights

Fiscal year 2024 held many accomplishments across Cerence as we work to advance the future of the in-car experience. We secured important customer wins globally, including securing 28 design wins, including ten for our generative artificial intelligence (“Generative AI”) solutions introduced at the Consumer Electronics Show (“CES”) 2024; securing six new wins in the two-wheeler and trucking markets; achieving competitive displacements with major OEMs in China, Japan, and EMEA; and advancing our product strategy incorporating the latest achievements in Generative AI and Large Language Models (“LLMs”) and shipping more Generative AI programs than any of our competitors.

In fiscal year 2024, we advanced our long-term product strategy in response to the significant advancements in Generative AI and LLMs introduced during the fiscal year. This resulted in the introduction of several Generative AI solutions at CES 2024, leading to major customer programs with Volkswagen Group, as well as the first customer signed for our next-gen, LLM-based platform.

We also recently welcomed our new Chief Executive Officer, Brian Krzanich, who has a successful track record of driving large-scale business transformations, fostering innovation and achieving growth. We believe that Mr. Krzanich’s leadership skills and expertise in AI and cloud computing makes him the right leader to guide Cerence through its transition.

Cerence believes good governance is critical to achieving long-term shareholder value. We are committed to governance practices and policies that serve the long-term interests of the Company and its shareholders. The following summarizes certain recent enhancements to our corporate governance practices and policies:

•
updated the Audit Committee’s charter to explicitly include in its responsibilities oversight of cybersecurity exposures and mitigation;
•
reconstituted the Nominating & Governance Committee, including appointing a new Committee Chairperson; and
•
reviewed and evolved our overall Board composition and leadership.

Board of Directors

Our Board of Directors has a diverse mix of directors with complementary qualifications, skills, expertise, experience and attributes, which is essential to ensuring effective oversight of our business strategy and corporate governance practices. The members of the Board currently are:

Arun Sarin Independent Board Chairman Former CEO, Vodafone Group Plc.	Seasoned global technology and telecommunications executive with significant global management experience.	Sanjay Jha Former CEO GlobalFoundries, Inc., Motorola Mobility Devices and COO Qualcomm	Extensive knowledge and leadership of technology organizations.
Brian Krzanich President and CEO	Seasoned global public technology organization executive with significant expertise with retail automotive software supply, cloud computing and artificial intelligence.	Marcy Klevorn Former CIO, Ford Motor Company and EVP and President, Ford Mobility	Extensive knowledge and leadership of automotive and mobility organizations with significant transformation leadership and corporate governance experience.
Thomas Beaudoin Former Chief Financial Officer	Abundance of executive, finance, and operational experience in global technology companies.	Kristi Ann Matus Former CFO and COO, Buckle Agency	Finance and accounting expert with extensive enabled services experience.
Marianne Budnik Chief Marketing Officer, VAST Data	Seasoned technology marketing executive at high growth companies.	Alfred Nietzel Former CFO, CDK Global Inc.	Finance and accounting expert with extensive experience in the automotive supplier market.
Douglas Davis Former Senior Vice President, Intel Corp.	Extensive knowledge and leadership of technology organizations with strong global strategic planning, research and development and business acquisitions experience in the automotive industry.

All independent directors being nominated for re-election at the 2025 Annual Meeting have extensive professional experience relevant to their service on our Board. The chart below highlights specific areas in which we believe our independent directors have particularly deep experience relevant to such current profile and strategic needs.

Skills and Qualifications
Board Diversity We are an organization benefiting from directors with a wide range of diverse experiences and backgrounds.	✓	✓		✓	✓

Business/Industry Knowledge

We are a software, solutions and professional services organization benefiting from experienced directors knowledgeable in the industry, markets and channel in which we operate.

	✓	✓	✓	✓	✓	✓

Financial

We are a global publicly traded company conducting complex financial transactions requiring oversight of the processes associated with our financial management and the integrity of our financial results.

	✓			✓	✓	✓
Global/Emerging Markets Experience We are a global organization participating in both mature and emerging markets, and benefit from a Board with prior international exposure and experience.	✓	✓	✓	✓		✓
Leadership We are a complex, global organization benefiting from experienced oversight of our overall strategy and management, including assessing our strategies and operations.	✓	✓	✓	✓	✓	✓

Technology/Innovation

We are a leading provider of cognitive assistants using voice recognition and natural language understanding solutions in highly dynamic and competitive markets and benefit from experience in understanding market trends and disruptive technologies and solutions.

	✓	✓	✓	✓

Board Diversity Matrix

We value diversity and believe that diversity among the directors as to professional and personal experiences is desirable, and the board diversity matrix below summarizes certain self-identified personal characteristics of our Board members as of November 13, 2024. No directors self-identified as a person with a disability or military veteran.

Board Diversity Matrix for Cerence Inc.
	As of 11/13/2024				As of 11/8/2023
Total Number of Directors	9				9
Gender Identity	Female	Male	Non- Binary	Did Not Disclose Gender	Female	Male	Non- Binary	Did Not Disclose Gender

Directors	3	5		1	3	6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1				2
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	3			3	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	2

Corporate Governance

We are committed to good corporate governance, which we believe promotes the long-term interests of our shareholders, fosters sustained business success, and strengthens our Board of Directors and management accountability. We have the following practices in place to assist us in managing risk in order to promote the long-term interests of our shareholders.

✓
Annual election of directors
✓
Separate Chairperson and CEO
✓
Substantial majority of independent directors
✓
100% independent committee members
✓
Independent directors meet regularly without management present
✓
More than 50% of Board members are women or come from a diverse background
✓
Shareholder right to call special meetings
✓
Majority voting in director elections with resignation policy
✓
Proxy access
✓
Annual Board self-assessment and review of committee charters and governance policies and procedures

✓
Annual say-on-pay vote
✓
Pay-for-performance philosophy and structure
✓
Stock ownership requirement for directors and named executive officers, with CEO at 5x annual base salary
✓
Anti-hedging and pledging policies
✓
No automatic acceleration of equity awards upon a “change of control”
✓
Use of independent compensation consultant to Compensation Committee
✓
Compensation Recovery Policy

VOTING

Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be acted upon at the 2025 Annual Meeting, including the election of directors. Votes cast online or by proxy at the 2025 Annual Meeting will be tabulated by Mediant Communications, Inc., the Inspector of Elections. Any proxy will be voted in accordance with the instructions thereon, and if no instructions are given, will be voted: (1) “FOR” the election of the seven director nominees described in Proposal One; (2) “FOR” approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement and as described in Proposal Two; (3) “FOR” ratification of the appointment of BDO USA PC as the Company’s independent registered public accounting firm for fiscal year 2025 as described in Proposal Three; and (4) “FOR” approval of the amendment to our amended and restated certificate of incorporation to limit the liability of certain officers of the Company in certain circumstances as permitted pursuant to recent amendments to the Delaware General Corporation Law (“DGCL”) and as described in Proposal Four. A shareholder may indicate when it votes by the Internet, by telephone or on the enclosed proxy card that it is abstaining from voting on a particular matter (an “abstention”). A broker may indicate that it does not have discretionary authority as to certain shares to vote on a particular matter (a “broker non-vote”). Abstentions and broker non-votes are each tabulated separately.

The Inspector of Elections will determine whether or not a quorum is present at the 2025 Annual Meeting. In general, Delaware law and our Second Amended and Restated By-laws (“By-laws”) provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present online or represented by proxy, constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present online or represented by proxy for purposes of determining the presence of a quorum.

For Proposal 1 (Election of Directors), each nominee receiving a majority of the votes cast will be elected. For this purpose, a majority of the votes cast means the number of votes cast for a director nominee must exceed the votes cast against that director nominee, with abstentions and broker non-votes not counted as a vote cast with respect to that director nominee. Each director nominee has provided an irrevocable resignation effective upon such person’s failure to receive a majority of the votes cast in an uncontested election. If such director nominee fails to receive a majority of the votes cast, then the Board shall consider such resignation and may either accept such resignation or reject such resignation and seek to address the underlying cause of the vote. The Board shall decide whether to accept or reject the resignation within 90 days following the certification of the shareholder vote. Once the Board makes this decision, the Company will promptly make a public announcement of the Board’s decision, including, in the event that the Board rejects the resignation, a statement regarding the reasons for its decision.

For Proposal 2 (Approval, on a non-binding, advisory basis, of the compensation of our named executive officers), an affirmative vote of a majority of the shares of Common Stock entitled to vote thereon and who are present online or represented by proxy is required to approve the proposal. In determining whether this proposal has been approved, abstentions are treated as present online or represented by proxy and entitled to vote, but not as voting for such proposal, and hence have the same effect as votes against such proposal. Because this proposal is a non-binding, advisory vote, the result will not be binding on our Board, our Compensation Committee, or us. However, our Board and our Compensation Committee value input from and the opinions of our shareholders and intend to consider the outcome of the vote when determining the compensation of our named executive officers. Proposal 2 is considered a non-routine matter for which brokers do not have discretionary voting power, and therefore, broker non-votes will have no effect on Proposal 2.

For Proposal 3 (Ratification of the appointment of BDO USA PC as the Company’s independent registered public accounting firm for fiscal year 2025), an affirmative vote of a majority of the shares of Common Stock entitled to vote thereon and who are present online or represented by proxy is required to approve the proposal. In determining whether this proposal has been approved, abstentions are treated as present online or represented by proxy and entitled to vote, but not as voting for such proposal, and hence have the same effect as votes against such proposal. Proposal 3 is considered a routine matter for which brokers have discretionary voting power.

For Proposal 4 (Approval of the amendment to our Charter to limit the liability of certain officers of the Company in certain circumstances as permitted pursuant to recent amendments to the DGCL), an affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to approve the proposal. In determining whether this proposal has been approved, abstentions and broker non-votes have the same effect as votes against such proposal.

All shareholders may vote their shares over the Internet, by telephone or during the annual meeting by going to www.proxydocs.com/CRNC. If you requested and/or received a printed version of the proxy card, you may also vote by mail.

•
By Internet. You may vote at www.proxypush.com/CRNC, 24 hours a day, seven days a week. You will need the control number included in your Notice of Internet Availability or proxy card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received before the polls close at the 2025 Annual Meeting on February 13, 2025.
•
By Telephone. You may vote using a touch-tone telephone by calling 1-866-390-5267, 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability or proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received before the polls close at the 2025 Annual Meeting on February 13, 2025.
•
By Mail. If you received proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it promptly in the prepaid envelope we have provided. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than February 12, 2025 to be voted at the 2025 Annual Meeting.
•
During the Annual Meeting. You may vote during the annual meeting by going to www.proxypush.com/CRNC. You will need the control number included on your Notice of Internet Availability or proxy card (if you received a printed copy of the proxy materials). If you previously voted via the Internet (or by telephone or mail), it will not limit your right to vote online at the 2025 Annual Meeting.

If you hold your shares through a bank, broker or other nominee, please see the materials they sent to you for information about how to vote before the meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, you do not need to return your proxy card.

VIRTUAL ANNUAL MEETING

The 2025 Annual Meeting will be a completely virtual meeting. We continue to use the virtual annual meeting format to facilitate shareholder attendance and participation by leveraging technology to communicate more efficiently with our shareholders. As such, there will be no physical meeting location, and the meeting will only be conducted via live webcast.

In order to attend, you must register in advance at www.proxydocs.com/CRNC prior to the deadline of February 11, 2025 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and you will have the ability to submit questions, and vote at the meeting. Please be sure to follow instructions found on your Notice of Internet Availability or proxy card (if you received a printed copy of the proxy materials), and/or voting instruction form and subsequent instructions that may be delivered to you via email.

RECORD DATE AND SHARE OWNERSHIP

Holders of record of Common Stock as of the close of business on December 16, 2024 have the right to receive notice of and to vote at the 2025 Annual Meeting. On December 16, 2024, the Company had 42,988,419 shares of Common Stock issued and outstanding.

PROXIES

Proxies for use at the 2025 Annual Meeting are being solicited by the Company from its shareholders. Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (1) filing with the Corporate Secretary of the Company a signed written statement revoking his, her or its proxy; (2) submitting an executed proxy bearing a date later than that of the proxy being revoked; or (3) by submitting a new vote over the Internet or by telephone. A proxy also may be revoked by attendance at the 2025 Annual Meeting and voting online. Attendance at the 2025 Annual Meeting will not by itself constitute the revocation of a proxy. If you hold shares through a broker, bank or other name, you may revoke any prior voting instructions by contacting that firm and following the required procedures.

All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. On any other matters properly brought before the 2025 Annual Meeting, the named proxies shall vote in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS

Shareholders may present proper proposals or nominations for consideration at the Company’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) by submitting their proposals or nominations in writing to the Company’s Corporate Secretary in a timely manner. Our By-laws require that certain information and acknowledgements with respect to the proposal or nomination be set forth in the shareholder’s notice. A copy of the relevant By-law provision is available upon written request to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary. In addition, the By-laws have been filed by the Company with the SEC and may be accessed through the SEC’s website at www.sec.gov.

Inclusion of Shareholder Proposals in Proxy Statement

Proposals of shareholders that are intended for inclusion in the Company’s proxy materials for the 2026 Annual Meeting must comply with the requirements of SEC Rule 14a-8. A shareholder’s proposal must be delivered to or mailed and received by us no later than September 2, 2025 (i.e., the date that is 120 calendar days before the release date of the previous year’s annual meeting proxy statement) in order for it to be included in the Company’s proxy statement and form of proxy relating to the 2026 Annual Meeting.

Inclusion of Director Nominees in Proxy Statement

Our By-laws provide that a shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years an aggregate of at least 3% of the outstanding Common Stock, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two or 20% of the number of directors in office as of the deadline for such nomination, provided that the shareholder(s) and nominee(s) satisfy the requirements in the By-laws (a “proxy access nomination”). To be timely, a nomination notice and required information must be delivered to or mailed and received by the Company’s Corporate Secretary at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the date that the definitive proxy statement with respect to the preceding year’s annual meeting was first released to shareholders; provided, however, that in the event the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder to be timely must be so delivered or received no earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of (1) the 120th day prior to such annual meeting or (2) the 10th day following the date on which we publicly announce the meeting date. Assuming the date of our 2026 Annual Meeting is not so advanced or delayed, shareholders who wish to include a director nominee in our proxy statement for the 2026 Annual Meeting must notify us no earlier than August 3, 2025 and no later than the close of business on September 2, 2025. Such notice must provide the information required by our By-laws.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than December 15, 2025 (i.e., the date that is 60 days prior to the anniversary date of the 2025 Annual Meeting).

Inclusion of Shareholder Proposals or Nominations in Annual Meeting Agenda but Not in Proxy Statement

A shareholder proposal or a nomination for director to be presented at the 2026 Annual Meeting that is not to be included in the Company’s proxy statement and form of proxy relating to the meeting must be delivered to or mailed and received by the Company’s Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting as first specified in the Company’s notice of meeting; provided, however, that in the event the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder to be timely must be so delivered or received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which we publicly announce the meeting date. Assuming the date of our 2026 Annual Meeting is not so advanced or delayed, shareholders who wish to include a proposal or a nomination for director must notify us no earlier than October 16, 2025 and no later than the close of business on November 15, 2025. Such notice must provide the information required by our By-laws.

PROXY SOLICITATION COSTS

The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees, who will receive no additional compensation for their services, may solicit proxies by telephone or in person. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board currently consists of nine members. At the 2025 Annual Meeting, seven directors will be elected to the Board. The Nominating & Governance Committee of the Board recommended, and the Board approved, Arun Sarin, Brian Krzanich, Marianne Budnik, Douglas Davis, Marcy Klevorn, Kristi Ann Matus and Alfred Nietzel, as nominees for election at the 2025 Annual Meeting as directors. Each person elected as a director will be elected for a one-year term expiring at the 2026 Annual Meeting. Directors hold office until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. The Nominating & Governance Committee of the Board recommended, and the Board approved effective at the close of the 2025 Annual Meeting, that the size of the Board will be decreased from nine (9) to seven (7) authorized directors. Thomas Beaudoin and Sanjay Jha have not been nominated for re-election to the Board, and their respective terms on the Board will expire at the 2025 Annual Meeting.

The names of and certain biographical information about the director nominees are set forth below. The information below also includes the specific experience, qualifications, attributes and skills that led to our Board’s conclusion that the nominees should serve as a director of Cerence. There are no family relationships among any of our directors or executive officers.

Information Regarding the Nominees for Election as Directors

Board Nominee	Qualifications
Arun Sarin Age: 70 Current Independent Chair of the Board Board Member since: October 2019

Mr. Sarin served as Chief Executive Officer of Vodafone Group Plc from 2003 until his retirement in 2008. Mr. Sarin began his career at Pacific Telesis Group in 1984. He progressed through various management positions there and at AirTouch Communications Inc., from which Pacific Telesis spun off in 1994, and was named President and Chief Operating Officer of AirTouch in 1997. After AirTouch merged with Vodafone in 1999, Mr. Sarin was appointed Chief Executive Officer of Vodafone’s U.S./Asia-Pacific region. He left Vodafone in 2000 to become Chief Executive Officer of Bluecora (fka InfoSpace, Inc.), and from 2001 until 2003, he served as Chief Executive Officer of Accel-KKR Telecom. Mr. Sarin rejoined Vodafone in 2003 as its group Chief Executive Officer. After his retirement from Vodafone in 2008, he served as a senior advisor to Kohlberg Kravis Roberts & Co. for five years. Mr. Sarin currently serves as a director at The Charles Schwab Corporation, Accenture plc and Ola Electric. He previously served as a director for Cisco Systems from 2009 to 2020, for Safeway, Inc. from 2009 to 2015 and for Blackhawk Network Holdings, Inc. from 2009 to 2018. Mr. Sarin holds M.B.A. and Master of Science (Engineering) degrees from the University of California-Berkeley and a B.S. from the Indian Institute of Technology in Kharagpur, India. Because of his significant global, managerial and financial experience and background in technology and telecommunications, we believe Mr. Sarin is well qualified to serve as a member of our Board.

Brian Krzanich Age: 64 Board Member since: October 2024

Mr. Krzanich has served as our President and CEO since October 7, 2024. Mr. Krzanich is an engineer and business executive, best known for his tenure as the CEO of Intel Corporation. Mr. Krzanich’s technical expertise, combined with his leadership skills, led to various senior roles. In 2013, Mr. Krzanich was appointed CEO of Intel Corp. In this role, he faced the challenge of guiding Intel through a rapidly changing technology landscape, including the shift from PC-centric computing to mobile- and data-centric technologies. Mr. Krzanich focused on expanding Intel’s reach beyond traditional CPUs to areas like artificial intelligence, autonomous driving, and the Internet of Things, and was also known for championing diversity and sustainability initiatives, pledging to increase female and minority representation in Intel’s workforce, and committing the company to sourcing conflict-free minerals. In 2018, Mr. Krzanich joined CDK Global, a technology provider for the automotive industry, where he served as CEO from 2019 to 2022. During his tenure he led the technology company through a successful sale to investment firm Brookfield Business Partners. Mr. Krzanich holds a Bachelor's Degree in Chemistry from San Jose State University. With his extensive global technology leadership and significant experience in the automotive industry, Mr. Krzanich brings a deep understanding of AI and next-generation technologies, all of which we believe makes him well qualified to serve as a member of our Board.

Marianne Budnik Age: 56 Nominating & Governance Committee Chair and Compensation Committee Member Board Member since: October 2019

Ms. Budnik has served as Chief Marketing Officer for VAST Data since September 2023. Previously, she served as Chief Marketing Officer at Talon Cyber Security from March 2022 to August 2023 and Crowdstrike Holdings Inc. from December 2020 to March 2022. Prior to joining Crowdstrike, Ms. Budnik served as Chief Marketing Officer for CyberArk Software Ltd. from 2017 to 2020. Her prior experience also includes serving as the Chief Marketing Officer for SimpliVity Corporation (acquired by Hewlett Packard Enterprise) from 2014 to 2017, and as Chief Marketing Officer for Acme Packet, Inc. (acquired by Oracle Corporation) and CA Technologies. Ms. Budnik served as a director at Schibsted Media Group from 2016 to 2020. Ms. Budnik currently serves as a director of F5, Inc. Ms. Budnik holds an M.B.A. from Boston University Questrom School of Business, and a bachelor’s degree from Babson College. Ms. Budnik is a seasoned technology marketing executive, experienced in leading transformational marketing initiatives at high growth companies, and driving market disruption with some of the fastest growing B2B start-ups in the technology and telecommunications industries, all of which we believe makes her well qualified to serve as a member of our Board.

Douglas Davis Age: 63 Nominating & Governance Committee Member Board Member since: May 2022

Mr. Davis served in various positions at Intel Corporation from 1984 until his retirement in 2019, most recently serving as Senior Vice President of Intel’s Automated Driving Group from 2017 to 2019, which included responsibility for forming the company’s automated driving business, establishing Intel as a leading supplier of chip technology for autonomous vehicles, and leading the company’s acquisition of Mobileye. From 2015 until 2017, Mr. Davis served as Senior Vice President and General Manager of Intel’s Internet of Things group. Mr. Davis is currently a director for Oshkosh Corporation and Verra Mobility. Mr. Davis holds a M.B.A. from the Arizona State University W.P. Carey School of Business and a Bachelor’s Degree in Electrical Engineering from New Mexico State University. Mr. Davis is a technology industry veteran who brings to our Board strong global strategic planning experience and business leadership qualities, as well as valuable experience and relationships within the automotive, autonomous driving and IoT industries, which we believe makes him well qualified to serve as a member of our Board.

Marcy Klevorn Age: 65 Compensation Committee and Nominating & Governance Committee Member Board Member since: June 2023

Ms. Klevorn is a known and respected automotive and mobility industry leader, having spent 35 years at Ford Motor Company. During her tenure, she held varying executive and leadership roles within the company’s information technology organization, including global Chief Information Officer (“CIO”) and, previously, CIO of Ford Motor Company in Europe. Ms. Klevorn also served as EVP and President of Ford Mobility, where she oversaw Ford Smart Mobility LLC and its acquisitions and other investments that accelerated the company’s plans to design, build, grow, and invest in emerging mobility services. In this role, she also chaired the board of Ford Autonomous Vehicles LLC. Ms. Klevorn most recently served as the Chief Transformation Officer of Ford Motor Company, where she accelerated Ford’s transformation efforts by refining its corporate governance and fostering adoption of process improvements and agile teams. She also led partnerships with key technology partners and played a critical role in the company’s diversity, equity and inclusion efforts until her departure in 2019. Ms. Klevorn currently serves as a director of Northern Trust Corporation and Humana and on the Provost Advisory Committee at the University of Michigan. She holds a bachelor’s degree in business from the University of Michigan Stephen M. Ross School of Business. Ms. Klevorn has extensive automotive and mobility industry and transformation expertise as well as corporate governance and key leadership skills developed through her decades of experience, all of which we believe makes her well qualified to serve as a member of our Board.

Kristi Ann Matus Age: 56 Audit Committee Chair Board Member since: September 2019

Ms. Matus served as the CFO and COO of Buckle Agency LLC from 2020 to July 2022. From 2014 until 2020, Ms. Matus was an executive advisor to Thomas H. Lee Partners. From 2014 to 2016, Ms. Matus served as the Executive Vice President, Chief Financial and Administrative Officer at athenahealth, Inc. From 2012 to 2013, Ms. Matus served as Executive Vice President and Head of Governmental Services at Aetna, Inc. Prior to Aetna, she held several senior leadership roles at United Services Automobile Association, including Executive Vice President and Chief Financial Officer from 2008 to 2012. She began her career at Thrivent where she held various financial and operational roles for over a decade. Ms. Matus currently serves as a director at Ambac Financial Group, Inc., and she has previously served as a director of Alliance Bernstein Holding L.P., Equitable Holdings, Nextech Systems, Tru Optik Data Corp., and Jordan Health Services, Inc. Ms. Matus holds a B.S. degree from University of Wisconsin, Oshkosh. Ms. Matus has extensive management and financial expertise as well as corporate governance and key leadership skills developed through her decades of experience, all of which we believe makes her well qualified to serve as a member of our Board.

Alfred Nietzel Age: 63 Compensation Committee Chair and Audit Committee Member Board Member since: October 2019

Mr. Nietzel has been an independent consultant since 2017. From 2014 to 2017, Mr. Nietzel served as the Chief Financial Officer and Executive Vice President at CDK Global, Inc., a leading provider of software and information technology solutions to the automotive retail sector. Prior to CDK Global’s spin-off, Mr. Nietzel was with Automatic Data Processing, Inc. (“ADP”) since 2001 and served as Chief Financial Officer for the Dealer Services Division, Chief Financial Officer for the Employer Services Division and as ADP’s Corporate Controller. Prior to joining ADP, Mr. Nietzel served for 17 years with Proctor & Gamble Inc. in numerous financial management roles in the United States, United Kingdom, and Australia. Mr. Nietzel currently serves as the Chairman of the Board of One Span Inc. and as a director at Baxter Credit Union. Mr. Nietzel holds a B.S. degree from Eastern Illinois University. Mr. Nietzel led and orchestrated the financial and administrative execution of the spin-off creating CDK Global in 2014 and has extensive management and corporate experience and financial expertise, all of which we believe makes him well qualified to serve as a member of our Board.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE SEVEN NOMINEES LISTED ABOVE TO SERVE AS DIRECTORS.

CORPORATE GOVERNANCE

Corporate Governance Overview

We are committed to good corporate governance, which we believe promotes the long-term interests of our shareholders and strengthens our Board of Directors and management accountability. Highlights of our corporate governance practices include the following:

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Annual election of directors
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Separate Chairperson and Chief Executive Officer
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Substantial majority of independent directors
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100% independent committee members
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Independent directors meet regularly without management present
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More than 50% of Board members are women or come from a diverse background
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Shareholder right to call special meetings
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Majority voting in director elections with resignation policy
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Proxy access
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Annual Board self-assessments and review of committee charters and governance policies and procedures

Framework

We have developed a corporate governance framework designed to ensure our Board has the opportunity, authority and practices to review, advise and evaluate our business operations and make decisions independent of management. Our goal is to align the interests of directors, management and shareholders and comply with or exceed the requirements of Nasdaq, and applicable laws and regulations. This framework establishes the practices our Board follows with respect to Board meetings, involvement of senior management, director compensation, Chief Executive Officer performance evaluation, management succession planning and Board committees.

Our Key Corporate Governance Documents
✓ Amended and Restated Certificate of Incorporation ✓ Second Amended and Restated By-laws ✓ Corporate Governance Guidelines ✓ Code of Conduct and Ethics Policy ✓ Director and Executive Stock Ownership Policy	✓ Compensation Committee Charter ✓ Nominating & Governance Committee Charter ✓ Audit Committee Charter ✓ Related Party Transactions Policy ✓ Compensation Recovery Policy

Role of the Board

Our business is managed under the direction of the Board. Management has primary responsibility for the day-to-day operations and affairs of our Company and the role of the Board is to provide independent oversight of management. In its oversight role, the Board, as a whole and through its committees, is responsible for establishing broad corporate policies and reviewing our overall performance. The Board selects and provides for the succession of executive officers and, subject to shareholder election, directors. The Board also evaluates the performance of our Chief Executive Officer and approves the compensation of our Chief Executive Officer after considering the recommendations of our Compensation Committee. The Board reviews and approves corporate objectives, strategies and annual investment plans, and evaluates significant policies and proposed major commitments of corporate resources. The Board also participates in decisions that have a potential major economic impact on our Company. Management keeps our directors informed of Company activity through regular communication, including written reports and presentations at Board and committee meetings, as well as through regular informal updates between meetings with all or a subset of Board members.

Board Leadership Structure

Our current leadership structure splits the roles of Chief Executive Officer and Chairperson, with Mr. Sarin currently serving as our independent Chairperson. Further, the Nominating & Governance Committee recommended, and the Board approved Ms. Matus serving as the independent Chairperson effective at the close of the 2025 Annual Meeting. Our Corporate Governance Guidelines provide our Board of Directors with flexibility to select the appropriate leadership structure based on the specific needs of our business and the best interests of our shareholders. If the Chairperson of the Board is not independent, the Board will appoint a Lead Independent Director upon the recommendation of the Nominating & Governance Committee, which will be a director who qualifies as independent under the applicable rules of Nasdaq.

Independence of our Board

Under the Nasdaq Marketplace Rules, a director will qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Having an independent Board is core to our governance practices. Our Board is currently comprised of nine directors. The Board has determined that Mr. Sarin, Ms. Budnik, Mr. Davis, Mr. Jha, Ms. Klevorn, Ms. Matus and Mr. Nietzel are independent under the director independence standards of Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. The Board has also determined that each member of each standing committee of the Board is independent. Mr. Krzanich, our Chief Executive Officer, and Mr. Beaudoin, our former Chief Financial Officer, are not considered “independent directors”. In making these determinations, the Board solicited information from each of our directors regarding whether such director, or any member of his or her immediate family, had a direct or indirect material interest in any transaction involving Cerence, or received personal benefits outside the scope of such person’s normal consideration.

Key Elements of Board Independence

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7 out of 9 current directors, and 6 out of 7 director nominees at the 2025 Annual Meeting, are independent.
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Executive sessions of independent directors – At each quarterly Board meeting, time is set aside for the independent directors to meet in executive session without management present. Additional executive sessions are held as needed.
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Committee independence – Only independent directors are members of the Board’s committees. Each committee meets regularly in executive session.
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Independent compensation consultant – The compensation consultant retained by the Compensation Committee is independent of the Company and management as determined by the Compensation Committee after evaluating the six independence factors required by Nasdaq and the SEC.
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Independent Board Chair – Arun Sarin currently serves as independent Chair of the Board, and the Nominating & Governance Committee recommended, and the Board approved, Ms. Matus serving as the Independent Chairperson, effective as of the close of the 2025 Annual Meeting. The Chair’s key responsibilities include:
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Calling meetings of the Board;
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Setting the agenda for Board meetings in consultation with the Chief Executive Officer, the Corporate Secretary, and other directors;
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Chairing executive sessions and coordinating activities of the independent directors; and
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Leading the Board’s annual Chief Executive Officer performance evaluation.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which were amended in November 2023 and November 2024, and are available under “Leadership and Governance – Governance Documents & Committee Charters” in the Investors section of our website, www.cerence.com. These guidelines cover, among other items, the following significant topics:

Board Selection Process and Qualifications. The Nominating & Governance Committee is responsible for reviewing the appropriate skills and characteristics required of prospective Board members and is responsible for recommending to the Board candidates for directorship. The Nominating & Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that will best serve the interests of the Company and its shareholders. The Board believes that candidates for director should have certain minimum qualifications, including: (1) the highest personal and professional ethics and integrity; (2) skills that are complementary to those of the existing Board; (3) proven achievement and excellence in the nominee’s field; (4) relevant expertise upon which to be able to offer meaningful advice and guidance to management and make significant contributions to the Company’s success; (5) sufficient time to devote to affairs of the Company and contribute to the Company’s goals; (6) the ability to exercise sound business judgment; (7) the ability to meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members; and (8) an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities. Among the criteria the Board may consider are experience and diversity, and, with respect to diversity, the Board may consider such factors as gender, race, ethnicity, differences in professional background, experience at policy making levels in business, finance and technology and other areas, education, skill, and other individual qualities and attributes. The Board endorses the value of seeking qualified directors from backgrounds relevant to the Company’s mission, strategy and business operations and perceived needs of the Board at a given time.

Director’s Eligibility, Education, and Term of Office. Directors may not serve on the board of directors of more than four other public companies without obtaining specific approval from the Board. Directors who serve as Chief Executive Officers or in equivalent senior executive positions should not serve on the board of directors of more than two other public companies without first obtaining specific approval from the Board. Each director is required to notify the Chairperson and the Chair of the Nominating & Governance Committee prior to accepting service on the board of any other public company. Each director also is required to notify the Chairperson and the Chair of the Nominating & Governance Committee upon a change in principal professional responsibilities. The Nominating & Governance Committee may consider such change of status in recommending to the Board whether the director should continue serving as a member of the Board. The Board encourages, and the Company will reimburse the costs associated with, directors participating in continuing director education. The Board does not presently believe that it should establish term limits or a mandatory retirement age, as term limits and mandatory retirement ages may result in the loss of long-serving directors who over time have developed unique and valuable insights into our business and therefore can provide significant contributions to the Board. As an alternative to term limits or a mandatory retirement age, the Board will routinely evaluate the directors and evaluate the need for changes to Board composition based on an analysis of skills and experience necessary for the Company.

Board Leadership. The leadership of the Board shall include a Chairperson of the Board and, if the Chairperson of the Board is not independent, there shall be a Lead Independent Director recommended by the Nominating & Governance Committee who shall be independent under the applicable rules of Nasdaq. The Chairperson of the Board or the Lead Independent Director, as applicable, shall serve as the focal point for independent directors in resolving conflicts with the Chief Executive Officer, or other independent directors, and coordinating feedback to the Chief Executive Officer on behalf of independent directors regarding business issues and Board management.

Committees. The current committee structure of the Board includes the following standing committees: Audit, Compensation, and Nominating & Governance. Additional committees may be created or disbanded upon approval of the Board. The Nominating & Governance Committee recommends, and the full Board approves, the composition of the Board’s standing committees. The charter of each standing committee is subject to review periodically to determine that the charter continues to address the purposes for which the committee was formed.

Standing Committees of the Board of Directors

The composition, duties and responsibilities of the standing committees of our Board of Directors are as set forth below. Each of these committees has a written charter approved by our Board. Copies of these committee charters are available, without charge, upon request in writing to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803,

Attention: Corporate Secretary, or under “Leadership and Governance – Governance Documents & Committee Charters” in the Investors section of our website, www.cerence.com.

The table below provides current membership for each standing committee of the Board:

Director	Audit	Compensation	Governance

Arun Sarin

Douglas Davis

Thomas Beaudoin*

Marianne Budnik

Sanjay Jha*

Marcy Klevorn

Kristi Ann Matus

Alfred Nietzel

Brian Krzanich

Chair Member Financial expert

* Following the 2025 Annual Meeting, the Audit Committee will consist of Ms. Matus (Chair), Mr. Davis and Mr. Nietzel; the Compensation Committee will consist of Mr. Nietzel (Chair), Mr. Davis and Ms. Klevorn; and the Nominating & Governance Committee will consist of Ms. Budnik (Chair), Mr. Sarin and Ms. Klevorn.

Functions of the Standing Committees

Audit Committee The Audit Committee held 5 meetings during fiscal year 2024. Current Committee Members: • Kristi Ann Matus (Chair) • Sanjay Jha • Alfred Nietzel

Primary Responsibilities

The Audit Committee was established in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Exchange Act. The responsibilities of our Audit Committee are more fully described in our Audit Committee charter (the charter is available under “Leadership and Governance – Committee Charters” in the Investors section of our website, www.cerence.com), and they include, among other duties:

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Appointing, approving the compensation of, and assessing the engagement and independence of our independent registered public accounting firm;
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Pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
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Reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
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Considering matters relating to our accounting policies and coordinating the oversight and reviewing the adequacy of our internal controls over financial reporting;
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Inquiring about significant risks including, but not limited to, cybersecurity risks, reviewing our policies for enterprise risk assessment and risk management, and assessing the steps management has taken to control these risks;
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Establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
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Monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
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Preparing the Audit Committee report required by the SEC to be included in our annual proxy statement;
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Reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;
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Reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements and reviewing whether non-audit services provided by the independent registered public accounting firm affect the accountants’ independence; and
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Reviewing the scope of our annual audits.

Financial Expertise and Independence

The Audit Committee has three members, each of whom is financially literate and meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC. In addition, our Board has determined that Ms. Matus and Mr. Nietzel are audit committee financial experts as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.

Report

The Audit Committee Report is included in this Proxy Statement

Compensation Committee The Compensation Committee held 7 meetings during fiscal year 2024. Current Committee Members: • Alfred Nietzel (Chair) • Marianne Budnik • Marcy Klevorn

Primary Responsibilities

The responsibilities of our Compensation Committee are more fully described in our Compensation Committee charter (the charter is available under “Leadership and Governance – Committee Charters” in the Investors section of our website, www.cerence.com), and they include, among other duties:

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Overseeing compensation plans, policies and benefit programs applicable to our executive officers;
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Reviewing and recommending to the Board the compensation of our Chief Executive Officer and approving the compensation of our other executive officers;
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Recommending and reviewing on a periodic basis the compensation payable to our directors in connection with their service on the Board and/or any committees of the Board;
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Overseeing the administration of our equity-based incentive compensation plans and our cash incentive plans where participants include executive officers;
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Reviewing and discussing with management the Company’s “Compensation Discussion and Analysis” section included in its proxy statement and producing a report to be included in the proxy statement; and
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Assessing the results of the most recent advisory vote on executive compensation and taking such assessment into consideration when establishing or recommending the compensation of the Company’s executive officers.

Independence

The Compensation Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the Nasdaq rules.

Report

The Compensation Committee Report is included in this Proxy Statement.

Nominating & Governance Committee

The Nominating & Governance Committee held 6 meetings during fiscal year 2024.

Current Committee Members:

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Marianne Budnik* (Chair)
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Arun Sarin*
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Douglas Davis
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Marcy Klevorn

Primary Responsibilities

The responsibilities of our Nominating & Governance Committee are more fully described in our Nominating & Governance Committee charter (the charter is available under “Leadership and Governance – Committee Charters” in the Investors section of our website, www.cerence.com), and they include, among other duties:

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Overseeing our corporate governance practices;
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Considering and reporting to our Board on matters relating to the identification, selection and qualification of candidates to serve as directors;
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Reviewing and discussing with the Chief Executive Officer and reporting to the Board development and corporate succession plans for the non-CEO members of the executive team;
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Considering the diversity of background, experience and personal characteristics of any nominee for election to the Board in the overall context of the composition of the Board;
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Periodically reviewing environmental, social and governance (“ESG”) matters that are relevant to the Committee’s oversight responsibilities;
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Recommending to our Board on an annual basis the candidates to be nominated by our Board for election as directors at our annual meeting of shareholders; and
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Overseeing our Board’s annual self-assessment.

Independence

The Nominating & Governance Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the Nasdaq rules.

* Ms. Budnik replaced Mr. Sarin as Chair of the Nominating & Governance Committee on July 30, 2024.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2024, Mr. Nietzel (Chair), Ms. Budnik, and Ms. Klevorn served as members of the Compensation Committee. None of the members of the Compensation Committee is or has been an officer or employee of the Company or had any other relationships with us requiring disclosure in this Proxy Statement. In addition, none of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Board or Compensation Committee.

Meeting Attendance

Each quarter, our Board holds two-day meetings. Committee meetings occur the first day before the Board meeting. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. The Board also meets between quarterly meetings as necessary. Our Board met 14 times during fiscal year 2024.

In fiscal year 2024, the Board and standing committees of the Board held a total of 32 meetings. In addition to formal committee meetings, the chair of each committee engaged in regular discussions with management regarding various issues relevant to their respective committees. All directors attended 75% or more of the total number of meetings of the Board and the committees of which they were members during fiscal year 2024.

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of shareholders, directors are encouraged to attend the annual shareholders’ meeting. All then incumbent directors attended the 2024 Annual Meeting of Shareholders.

Consideration of Director Nominees

The Nominating & Governance Committee will consider properly submitted shareholder nominations for candidates for membership on the Board as well as candidates recommended for consideration by the Nominating & Governance Committee. Any shareholder nominations must comply with the requirements of the By-laws. In addition, shareholder nominations should be submitted within the timeframe as specified under Shareholder Proposals and Director Nominations for the 2026 Annual Meeting above for inclusion in the proxy materials or agenda, as appropriate, and addressed to: Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary.

A shareholder that instead desires to merely recommend a candidate for consideration by the Nominating & Governance Committee shall direct the recommendation in writing to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.

The Board believes that candidates for director should have certain minimum qualifications, including: (1) the highest personal and professional ethics and integrity; (2) skills that are complementary to those of the existing Board; (3) proven achievement and excellence in the nominee’s field; (4) relevant expertise upon which to be able to offer meaningful advice and guidance to management and make significant contributions to the Company’s success; (5) sufficient time to devote to affairs of the Company and contribute to the Company’s goals; (6) the ability to exercise sound business judgment; (7) the ability to meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members; and (8) an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Communication with the Board of Directors

Although we do not have a formal policy regarding communications with our Board, we have provided instructions so that shareholders who are interested in communicating with our Board will be able to do so by writing to us at Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary. Shareholders who would like their submission directed to a particular member of our Board may so specify.

Code of Conduct and Ethics

We have adopted a written Code of Conduct and Ethics Policy that is designed to deter wrongdoing and to promote, among other things:

•
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•
the avoidance of conflicts of interest, including disclosure to an appropriate person or persons identified in the code of any transaction or relationship that reasonably could be expected to give rise to such a conflict;
•
full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications we make;
•
compliance with applicable governmental laws, rules and regulations, including foreign corrupt trade practices;
•
adherence to all policies, including insider trading policies;
•
the prompt internal reporting to an appropriate person or persons identified in the code of violations of the code; and
•
accountability for adherence to the code.

A copy of the Company’s Code of Conduct and Ethics Policy is available under “Leadership and Governance” in the Investors section of our website, www.cerence.com.

Derivatives Trading, Hedging and Pledging Policies

We prohibit our employees and members of the Board from speculating in our equity securities, including the use of short sales or any trading in publicly available options or derivative securities with respect to Cerence stock. We prohibit our employees and members of the Board from purchasing Cerence stock on margin (i.e., borrowing money from a brokerage firm, bank or other entity in order to buy Cerence stock). In addition, our employees and members of the Board are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).

Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of Company risk. This role is one of informed oversight rather than direct management of risk. The Board reviews and consults with management on strategic direction, challenges and risks faced by the Company. The Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee oversees management of financial risks, including investment and foreign currency fluctuation mitigation policies and risks. The Audit Committee’s charter also was updated to explicitly include in its responsibilities oversight of cybersecurity exposures and mitigation. The entire Board’s oversight on cybersecurity includes updates from the Audit Committee, senior management and the Company’s experts in areas such as cybersecurity threats, and technologies and solutions both deployed internally and for the benefit of the Company’s customers, and policies and procedures to address these risks. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to and arising from the Company’s compensation plans and arrangements. These committees provide regular reports—generally on a quarterly basis—to the full Board.

Management has responsibility for the direct management and oversight of legal, financial, cybersecurity, privacy and commercial compliance matters, which includes identifying areas of risk and implementing policies, procedures and practices to mitigate the identified risks. Additionally, the Chief Financial Officer and General Counsel provide periodic reports to the Audit Committee concerning financial, tax, legal and compliance related risks. Management also provides the Audit Committee with periodic reports on the Company’s compliance programs and efforts, investment policy and practices, and compliance with debt covenants. Management and the Compensation Committee’s compensation consultant provide analysis of risks related to the Company’s compensation programs and practices to the Compensation Committee.

The Nominating & Governance Committee oversees the Company’s ESG performance, strategies, goals and objectives and monitors evolving ESG risks and opportunities. The Compensation Committee periodically reviews ESG matters that are relevant to its oversight responsibilities, including matters with respect to diversity, equity and inclusion, talent development, employee engagement, and culture. Further, the Audit Committee is engaged to provide regular oversight of ethics and compliance matters. We review our Company-wide initiatives and efforts in this area at least twice a year with the full Board. The Board and its committees offer feedback to management on ESG best practices that help guide the development of our various ESG initiatives.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our Compensation Committee is responsible for evaluating and recommending to the Board for approval our non-employee director compensation program. In carrying out this responsibility, the Compensation Committee periodically reviews and evaluates, in consultation with its independent compensation consultant, recent trends in director compensation, related corporate governance best practices, and comparable market data, including data from the peer group that the Compensation Committee uses for executive compensation purposes. The Board retains the ultimate authority to determine the form and amount of director compensation.

Our non-employee director compensation program is intended to (i) ensure that our directors are compensated appropriately for their substantial time commitment and responsibilities given the size and complexity of our operations and the Board’s significant oversight and advisory responsibilities, (ii) enable us to attract and retain highly qualified directors, and (iii) be transparent and foster alignment with our shareholders.

The elements of our non-employee director compensation for fiscal year 2024 are as follows:

Fiscal Year 2024 Compensation Structure for Directors
Regular Retainers
Annual Base Retainer (TOTAL—Cash and Equity)	$235,000
Cash	$100,000
Stock Award	$135,000
Independent Board Chair Retainer	$80,000
Committee Chair Retainers
Annual Audit Committee Chair Retainer	$15,000
Annual Compensation Committee Chair Retainer	$12,500
Annual Nominating & Governance Chair Retainer	$10,000

In connection with ad hoc committees that may be formed from time to time, committee fees, if any, are determined by the Board upon the recommendation of the Compensation Committee with advice from its independent compensation consultant. During fiscal year 2024, the Chair of the Strategic Committee received a retainer of $15,000. The Strategic Committee was subsequently disbanded in fiscal year 2025.

Annual equity grants to non-employee directors vest in full on the one-year anniversary of the date of grant subject to continued service through such date. Each newly appointed director (i.e., directors appointed prior to the annual shareholders’ meeting) is entitled to an annual grant upon appointment to the Board, which vests in full at the conclusion of the current annual vesting period. Non-employee directors are subject to stock ownership guidelines that require non-employee directors to hold equity with a value equal to three times the annual cash retainer for service on the Board and retention of 25% of the net shares received as a result of vesting of restricted stock units (“RSUs”) until the ownership guideline is attained.

FISCAL YEAR 2024 DIRECTOR COMPENSATION TABLE

The following table sets forth a summary of the compensation earned by, or paid to, our non-employee directors in fiscal year 2024: The compensation for Mr. Beaudoin, who served as our Chief Financial Officer for a portion of fiscal year 2024, for his services as Chief Financial Officer and thereafter as a non-employee member of the Board, is reported in the Fiscal Year 2024 Summary Compensation Table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Arun Sarin	188,306	114,992	303,298
Marianne Budnik	101,694	114,992	216,686
Douglas Davis	100,000	114,992	214,992
Sanjay Jha	115,000	114,992	229,992
Marcy Klevorn	100,000	114,992	214,992
Kristi Ann Matus	115,000	114,992	229,992
Alfred Nietzel	112,500	114,992	227,492

(1)
Amounts reported in the Stock Awards column represent the grant date fair value of annual RSU awards granted to the non-employee members of the Board of Directors during fiscal year 2024, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”) based on the closing market price of our Common Stock on the grant date of February 15, 2024 (which was $15.98 per share). The number of RSUs issued was based on the average closing market price of our Common Stock for the 20 days including and preceding the grant date. The use of an average of the closing market price for our Common Stock for purposes of converting these dollar value targets into shares was intended to smooth the impact of short-term stock price volatility, thereby mitigating the risk of a windfall or impairment to the award opportunity. As this average stock price differs from the closing market price on the grant date, the values reflected in this table differ from the target values.
(2)
As of September 30, 2024, our non-employee directors held the following number of unvested RSUs: Mr. Sarin, 7,196 RSUs; Ms. Budnik, 7,196 RSUs; Mr. Davis, 7,196 RSUs; Mr. Jha, 7,196 RSUs; Ms. Klevorn, 7,196 RSUs; Ms. Matus, 7,196 RSUs; and Mr. Nietzel, 7,196 RSUs. Mr. Beaudoin’s outstanding equity awards as of September 30, 2024 are reported in the Outstanding Equity Awards at Fiscal Year-End table below.

EXECUTIVE OFFICERS

The following table provides information regarding our current executive officers.

Executive Officer	Biography
Brian Krzanich Age:64 President and Chief Executive Officer

Brian Krzanich is President and Chief Executive Officer of Cerence and a member of the Company's Board of Directors. Mr. Krzanich joined Cerence in October 2024. He is an engineer and business executive, best known for his tenure as the CEO of Intel Corporation. Mr. Krzanich joined Intel in 1982 as a process engineer and early in his career rose through the ranks in manufacturing, working on key projects involving the company’s factory operations and supply chains. His technical expertise, combined with his leadership skills, led to various senior roles, including overseeing Intel’s global manufacturing, supply chain, and infrastructure. In 2013, Mr. Krzanich was appointed CEO of Intel Corp. In this role, he faced the challenge of guiding Intel through a rapidly changing technology landscape, including the shift from PC-centric computing to mobile- and data-centric technologies. He focused on expanding Intel’s reach beyond traditional CPUs to areas like artificial intelligence, autonomous driving, and the IoT, and was also known for championing diversity and sustainability initiatives, pledging to increase female and minority representation in Intel’s workforce, and committing the company to sourcing conflict-free minerals. In 2018, Mr. Krzanich joined CDK Global, a technology provider for the automotive industry, where he served as CEO from 2019 to 2022. During his tenure he led the technology company through a successful sale to investment firm Brookfield Business Partners for $8.3B.

Brian graduated from San Jose State University with a degree in chemistry.

Nils Schanz Age: 42 Executive Vice President, Product and Technology

Nils Schanz has served as our Executive Vice President, Product and Technology since August 2024. Prior to that, he served as our Chief Product Officer since November 2022. As Executive Vice President, Product and Technology, Mr. Schanz leads Cerence’s global technology, engineering, and product development organization, driving alignment across innovation, product, and customer delivery and positioning Cerence to meet the current and future needs of its customers. A respected and accomplished automotive and AI technology leader, Mr. Schanz joined Cerence from Mercedes-Benz AG and Daimler, where he developed the highly regarded MBUX (Mercedes-Benz User Experience), the automaker’s intuitive, high-tech multimedia system, and launched other widely acclaimed innovations such as the award-winning MBUX Hyperscreen and the Voice Assistant “Hey Mercedes.” From 2018 until November 2022, he served as Global Head of User Interaction & Voice Control at Mercedes-Benz AG, leading a cross-functional team with global responsibility for digital user interface and user experience. Prior to his most recent role at Mercedes-Benz AG and Daimler, Mr. Schanz held a variety of positions in R&D, Product Management, and Marketing. In addition to his Germany-based roles, he also spent time in Silicon Valley as Director of IoT & Wearables at Mercedes-Benz Research & Development North America.

Executive Officer	Biography
Jennifer Salinas Age: 52 Executive Vice President, Chief Administrative Officer and General Counsel

Jennifer Salinas has served as our Executive Vice President, Chief Administrative Officer and General Counsel since June 2024. Prior to that, she served as Senior Vice President and General Counsel from April 2022 to June 2024. As Executive Vice President, Chief Administrative Officer and General Counsel, Ms. Salinas oversees the Company’s day-to-day administrative activities and corporate operations and leads the Company’s transformation efforts, with a focus on driving cross-functional initiatives that help balance the Company’s cost structure in accordance with its current level of business, while ensuring delivery of Cerence’s Generative AI roadmap and customer commitments. Ms. Salinas also serves as strategic advisor and leads the legal organization in a wide range of matters, including intellectual property, litigation, labor and employment, corporate governance, strategic transactions, and regulatory and compliance. Ms. Salinas also leads the company’s IT and HR organizations. Prior to Cerence, from 2018 to 2022, Ms. Salinas was Global Head of Litigation at Lenovo, the largest PC company worldwide, and from 2020 to 2022 General Counsel of the Infrastructure Solutions Group, a $7 billion Lenovo business unit. Her extensive background also includes 20 years of experience, including ten years as an intellectual property partner, at several prominent law firms. She is the former President of the Hispanic National Bar Association and has received numerous awards and recognitions throughout her career. She earned her Juris Doctor degree in Law from Loyola University Los Angeles, graduating cum laude and in the order of the coif, and a bachelor’s in political science from San Diego State University.

Antonio Rodriquez Age 59 Executive Vice President, Chief Financial Officer

Antonio “Tony” Rodriquez has served as our Executive Vice President, Chief Financial Officer since November 2024. He previously served as our interim Chief Financial Officer from June 2024 until his appointment as Executive Vice President, Chief Financial Officer in November, 2024. As Chief Financial Officer, Mr. Rodriquez is responsible for the management and oversight of Cerence’s finance organization, including accounting, tax, FP&A, treasury, facilities, and procurement. Prior to his appointment as the Company’s Chief Financial Officer, Mr. Rodriquez served as a CFO Partner at CSuite Financial Partners, a financial executive services firm, during which he served as Chief Financial Officer of The Bouqs Company from 2019 to 2023 and, as mentioned, as Interim Chief Financial Officer of the Company until becoming an employee on November 29, 2024. Mr. Rodriquez has spent the last 25+ years as a financial leader in both private and public corporations, including in the eCommerce, SaaS, advertising media and consumer marketing industries. Prior to joining CSuite Financial Partners, from 2010 to 2018, Mr. Rodriquez served as CFO of TouchCommerce Inc., a rapidly growing SaaS-based digital interaction technology and service company. Mr. Rodriquez began his career at KPMG LLP where he serviced international public and private companies in the manufacturing, retail, distribution, and technology sectors as an assurance senior manager. Mr. Rodriquez is a certified public accountant (inactive) with a bachelor’s degree in business administration and accounting from California State University, Northridge.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) discusses our compensation policies and determinations that apply to our named executive officers (“NEOs”). When we refer to our NEOs, we are referring to the following individuals whose fiscal year 2024 compensation is set forth below in the Fiscal Year 2024 Summary Compensation Table and subsequent compensation tables.

Name	Position

Stefan Ortmanns	President and Chief Executive Officer (until October 6, 2024)

Antonio (Tony) Rodriquez	Chief Financial Officer (Interim Chief Financial Officer from June - November 2024)

Thomas Beaudoin	Former Chief Financial Officer

Daniel Tempesta	Former Chief Financial Officer

Nils Schanz	Executive Vice President, Product and Technology

Jennifer Salinas	Executive Vice President, Chief Administrative Officer and General Counsel

Iqbal Arshad	Former Chief Technology Officer

While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our senior leadership team.

Executive Summary

Say-on-Pay Vote and Shareholder Engagement

The Compensation Committee and the Board of Directors remain committed to a pay-for-performance philosophy that ties compensation to the achievement of the Company’s operational, financial, and strategic objectives that are core to the creation of sustainable long-term shareholder value. As a cutting-edge technology company in a highly dynamic and competitive sector, it is critically important that we maintain a market-competitive executive compensation program that enables us to attract and retain talent, both at the senior leadership level and throughout the Company.

The Compensation Committee and the Board of Directors considered the results of our shareholder “say-on-pay” advisory vote at the 2024 Annual Meeting of Shareholders, at which approximately 91.5% of votes cast were in favor of the fiscal year 2023 compensation of our NEOs. We view this level of support for our executive compensation program as indicative of broad shareholder agreement with the philosophy and policies on which our executive compensation program is premised.

We value the views of our shareholders and continue to be receptive to shareholder feedback about our executive compensation program. Consistent with the recommendation of our Board of Directors and the preference of our shareholders as reflected in the non-binding, advisory vote on the frequency of future say-on-pay votes conducted at our 2022 Annual Meeting of Shareholders, we intend to hold an annual non-binding, advisory vote on the compensation of our NEOs until at least the next non-binding, advisory vote regarding the frequency of future say-on-pay votes, which will occur no later than our 2028 Annual Meeting of Shareholders.

Key Fiscal Year 2024 Compensation Actions

The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Compensation Committee during fiscal year 2024 are set forth below.

Compensation Component	Link to Business and Talent Strategies	Key Fiscal Year 2024 Compensation Actions
Base Salary	• Competitive base salaries help attract and retain executive talent.
•
There was no base salary increase for Dr. Ortmanns or Mr. Beaudoin.
•
In connection with her promotion to Executive Vice President, Chief Administration Officer and General Counsel, Ms. Salinas was appointed as an executive officer with a base salary of $500,000.
•
In connection with his promotion to Executive Vice President, Product and Technology, Mr. Schanz was appointed as an executive officer with a base salary of $450,944.

Short-Term Incentive Plan (“STIP”)	• Focus executives on achieving annual financial and non-financial results that are key indicators of annual financial and operational performance.	• For fiscal year 2024, STIP bonuses were earned at 33.89% of target for each NEO that was eligible to receive a bonus.
Long-Term Equity Incentive Plan (“LTIP”) Compensation
•
Long-term incentive awards (excluding new hire awards) are equity-based and consist of performance-based restricted stock units (“PSUs”) weighted at least 50% and RSUs weighted no more than 50%.
•
PSUs are earned based on achievement of revenue and Adjusted EBITDA margin (each weighted 50%) goals, which are key top-line and bottom-line performance indicators.
•
RSUs provide focus on stock price growth and serve our talent retention objectives.

•
Dr. Ortmanns, Mr. Beaudoin and Ms. Salinas received Transformation Incentive Awards (“TIA”) in fiscal year 2023; accordingly, no fiscal year 2024 LTIP awards were granted to these executives.
•
Mr. Tempesta received LTIP awards as part of his new hire offer package; the award was forfeited in full in connection with his termination of employment.
•
Mr. Schanz and Mr. Arshad each received an annual LTIP award for fiscal year 2024.
•
The fiscal year 2024 performance tranches for outstanding PSUs were earned as follows:

- Fiscal 2022 PSU Award (third tranche) – Below threshold performance resulted in zero payout.

- Fiscal 2023 TIA PSU Award / Non-TIA PSU Award (second tranche) – Below threshold performance resulted in zero payout.

- Fiscal 2024 PSU Award (first tranche) – Below threshold

Compensation Component	Link to Business and Talent Strategies	Key Fiscal Year 2024 Compensation Actions
performance resulted in zero payout.
• The rigor of the Compensation Committee’s goal setting is evidenced by the fact that all three PSU performance tranches above resulted in zero payouts.

Leadership Changes

The Company experienced several key leadership changes in fiscal year 2024 and in the first two months of fiscal year 2025. Effective as of October 7, 2024, Mr. Krzanich was appointed as President and Chief Executive Officer and as a member of the Board. Mr. Krzanich succeeded Dr. Ortmanns as President and Chief Executive Officer. Effective as of March 18, 2024, Mr. Beaudoin resigned as Executive Vice President, Chief Financial Officer and was succeeded by Mr. Tempesta. Mr. Beaudoin remained an employee of the Company through April 30, 2024 and currently serves on the Board. Effective as of May 17, 2024, Mr. Tempesta resigned as Chief Financial Officer for personal reasons. Mr. Rodriquez was appointed to serve as interim Chief Financial Officer as of June 4, 2024 and was appointed Executive Vice President and Chief Financial Officer on November 29, 2024. Also, effective July 5, 2024, Mr. Arshad resigned as Chief Technology Officer, and Mr. Schanz’s role was expanded to lead the Company’s global technology, engineering, and product development organization. Although Mr. Beaudoin is no longer an employee of the Company and Mr. Tempesta and Mr. Arshad are no longer with Cerence, they are included as NEOs in this Proxy Statement pursuant to applicable SEC rules.

Our Executive Compensation Philosophy

The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive long-term shareholder value creation and seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term financial, operational and strategic goals. To that end, the Compensation Committee’s goal is to implement an executive compensation program that is built upon the following objectives:

Principle	Description

Business Driven	Compensation should be aligned with the Company’s business goals.

Performance Differentiated	Incentive compensation should create an effective link between pay and performance.

Market Competitive	The total compensation package should be competitive to retain, motivate and incentivize executives to successfully execute our business strategy.

Shareholder Aligned	Compensation should be aligned with shareholder interests by delivering a substantial component in the form of equity-based awards.

For fiscal year 2024, the targeted mix of total direct compensation (excluding special awards) for Dr. Ortmanns and the other employee NEOs in office as of fiscal year end (i.e. Ms. Salinas and Mr. Schanz), is illustrated below. Consistent with our commitment last year, executive officers who received the Transformation Incentive Awards ("TIA") in fiscal year 2023 did not receive FY24 LTIP awards. Accordingly, the charts below reflect the annualized value of the applicable TIA awards for Dr. Ortmanns and Ms. Salinas.

We believe the mix of compensation, the allocation between cash and equity, the time horizon between short-term and long-term, and the differentiation between fixed and variable compensation collectively provide appropriate incentives to motivate near-term performance, while providing significant incentives to keep executives focused on longer-term corporate goals that drive shareholder value.

The table below describes the Company’s pay components, along with the role and factors for determining each pay component applicable to our NEOs in fiscal year 2024.

Pay Component	Fixed vs. Variable	Role	Determination Factors
Base Salary	Fixed Compensation	• Provides fixed portion of annual cash income	• Competitive market levels and executive’s overall experience, tenure, and responsibilities • Annual increases (if any) also consider performance and contribution
STIP	Variable Compensation	• Provides variable portion of annual income • Focuses executives on annual objectives that support long-term strategy and value creation
•
Target opportunities based on competitive market levels and skills and performance of executive
•
Actual payouts based on performance against pre-established annual corporate goals and individual contribution levels

Long-Term Equity Incentive Compensation: • PSUs • RSUs	Variable Compensation	• Incentivizes financial performance to drive value creation • Aligns interests of executives with shareholders • Encourages equity ownership • Promotes retention
•
Target awards based on competitive market levels and executive’s level of responsibility, criticality of role, retention considerations, individual performance and ability to contribute to the Company’s long-term success
•
Realized value based on actual performance against pre-established financial goals and stock price performance

Fiscal Year 2024 Compensation Program Changes

Our compensation programs are intended to focus our leadership team on key areas that drive the business forward and align with the long-term interests of our shareholders. For fiscal year 2024, the Compensation Committee made the following changes to the short-term and long-term incentive programs to continue driving performance and reinforce our strategic objectives.

Fiscal Year 2024 STIP Changes

The fiscal year 2024 STIP consists of both financial measures and strategic objectives:

•
Bookings was replaced with Adjusted Free Cash Flow in fiscal year 2024 to focus on cash flow generation, while we continued to utilize revenue and Adjusted EBITDA to maintain focus on top-line and bottom-line performance; collectively the financial measures were weighted 85% (adjusted from 90% in fiscal year 2023); and
•
We continued to utilize a strategic scorecard to evaluate the achievement of critical strategic objectives, weighted 15% (adjusted from 10% in fiscal year 2023).

Fiscal Year 2024 LTIP Changes

•
As Dr. Ortmanns, Mr. Beaudoin and Ms. Salinas received TIA grants in fiscal year 2023 as described in the Company’s proxy statement for its 2024 Annual Meeting of Shareholders, they were ineligible for a fiscal year 2024 annual equity grant.
•
Mr. Tempesta, Mr. Schanz and Mr. Arshad received an annual equity grant consisting of PSUs (50% weighting) and time-based RSUs (50% weighting).

Fiscal Year 2024 Compensation Snapshot

The Company’s fiscal year 2024 executive compensation program can be summarized as follows:

Fiscal Year 2024 Total Direct Compensation Element
		STIP	LTIP

	Base Salary	Annual Bonus	Performance- Based Restricted Stock Units	Time-Based Restricted Stock Units

When Granted	Annually	Annually	Annually But no award in fiscal year 2024 for NEOs who received a fiscal year 2023 TIA	Annually But no award in fiscal year 2024 for NEOs who received a fiscal year 2023 TIA

Form of Delivery	Cash	Cash	Equity	Equity

Type of Performance	Short-Term Emphasis (Fixed)	Short-Term Emphasis (Variable)	Long-Term Emphasis (Variable)	Long-Term Emphasis (Variable)

Performance Period	—	1 year	Fiscal year 2023 TIA has pre-established 4-year annual goals, measured during each fiscal year Non-TIA has pre-established 3-year annual goals, measured during each fiscal year	—

Vesting Period	—	1 year	CEO fiscal year 2023 TIA PSUs – Cliff vesting 50% after year 3 and 50% after year 4 Other NEO fiscal year 2023 TIA PSUs (Mr. Beaudoin and Ms. Salinas) - 50% after year 2, 25%	Fiscal year 2023 TIA RSUs - 4-year ratable vesting Fiscal year 2024 RSUs – 3 year ratable vesting

Fiscal Year 2024 Total Direct Compensation Element
		STIP	LTIP

	Base Salary	Annual Bonus	Performance- Based Restricted Stock Units	Time-Based Restricted Stock Units
after year 3 and 25% after year 4 Fiscal year 2024 PSUs (Mr. Tempesta, Mr. Schanz and Mr. Arshad) – 3 year ratable vesting

How Payout Is Determined	Compensation Committee Determination	Pre-Established Formula / Individual Performance Modifier	Pre-Established Formula	Value dependent on stock price at each vesting date

Performance Measures	—	Revenue (35%), Adjusted Free Cash Flow (15%), Adjusted EBITDA (35%) and Strategic Scorecard (15%)	Revenue (50%) and Adjusted EBITDA margin (50%)	—

Compensation Governance

We are committed to good compensation governance, which we believe promotes the long-term interests of our shareholders, fosters sustained business success, and strengthens Board and management accountability. We have the following practices in place to promote the long-term interests of our shareholders.

What We Do		What We Don’t Do
✓
Pay for performance by providing a significant percentage of target annual compensation in the form of variable, at-risk compensation
✓
Pre-established performance goals that are aligned with creation of shareholder value
✓
Market comparison of executive compensation against a relevant peer group of companies
✓
Use of an independent compensation consultant reporting to the Compensation Committee and providing no other services to the Company
✓
Robust stock ownership guidelines
✓
Mitigate undue risk
✓
Compensation Recovery policy
✓
Annual say-on-pay vote
	×	We do not allow single-trigger acceleration of equity awards upon a change of control
	×	We do not have excise tax gross-ups
	×	We do not allow repricing of underwater stock options
	×	We do not allow hedging or short sales of our securities
	×	We do not allow pledging of our securities

HOW WE DETERMINE EXECUTIVE COMPENSATION

Oversight Responsibilities for Executive Compensation

The table below summarizes the key oversight responsibilities for executive compensation.

Compensation Committee	• Establishes executive compensation philosophy
• Approves incentive compensation programs and target performance expectations for STIP awards and LTIP awards

•
Approves all compensation actions for the NEOs other than the Chief Executive Officer, including base salary and target and actual STIP and LTIP awards, and recommends the Chief Executive Officer’s compensation to the Board for approval

Board of Directors	• Based on the recommendation of the Compensation Committee, approves all compensation actions for the Chief Executive Officer, including base salary and target and actual STIP and LTIP awards
Independent Committee Consultant – FW Cook
•
Provides independent advice, research, and analytical services on a variety of subjects to the Compensation Committee, including compensation of executive officers, non-employee director compensation and executive and director compensation trends and market updates

• Participates in Compensation Committee meetings as requested and communicates with the Chair of the Compensation Committee between meetings

•
Reports to the Compensation Committee, does not perform any other services for the Company, and has no economic or other ties to the Company or the management team that could compromise its independence or objectivity

Chief Executive Officer and Management
•
Management, including the Chief Executive Officer, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the Chief Executive Officer, and provides these recommendations to the Compensation Committee
•
Responsible for the administration of the compensation programs once Board and Compensation Committee decisions are finalized

Compensation Peer Group and Market Data

Developing an appropriate compensation peer group for Cerence is challenging because there are few automotive AI companies that are publicly-traded, stand-alone, U.S.-based and size-appropriate. While the Compensation Committee recognized that there is no “perfect peer group” for a company like Cerence, with the assistance of the compensation consultant they endeavored to identify 12 to 24 similarly-sized, high-growth, publicly-traded technology companies that would collectively provide appropriate market reference points for evaluating the competitiveness of our compensation program.

We note that the below peer group was initially approved by the Compensation Committee in March 2021 and used for evaluating fiscal year 2022 compensation levels. Each year the Compensation Committee considers whether to invest the time and resources to update the peer group.

As discussed in last year’s CD&A, the Compensation Committee decided not to update the peer group in fiscal year 2023 due to the ongoing macro uncertainties impacting the automotive industry and general market volatility; instead, the Compensation Committee concluded that maintaining a stable year-over-year peer group was preferable to making peer group revisions in reaction to uncontrollable macro events with unpredictable time horizons for normalization. With respect to fiscal year 2024, in light of the fact that the Chief Executive Officer and then incumbent senior executives were ineligible for fiscal year 2024 annual equity grants, the Compensation Committee determined that the time and expense of updating the peer group was not worth the limited use it might receive.

Fiscal Year 2022 - 2024 Peer Group

8x8	Gentex	SPS Commerce
Altair Engineering	Guidewire	Upland Software
Aspen Technology	LivePerson	Varonis Systems
Blackberry	PROS Holdings	Visteon
Blackline	Rapid 7	Yext

Note: Everbridge was removed from the peer group following its acquisition by Thoma Bravo on July 2, 2024. For reference, the Company’s positioning as of fiscal year end on key financial metrics relative to the peer group is provided below:

Revenue (trailing four quarters): 17th percentile	Market Cap: 8th percentile
EBITDA (trailing four quarters): 61st percentile

Data Source: S&P CapitalIQ. Market capitalization calculated as of September 30, 2024

As an additional reference, our Compensation Committee also uses data from the Radford Global Technology executive compensation survey (the “Radford Survey”) to evaluate the competitive market when formulating its recommendation for, or approving, the total direct compensation packages for our executive officers. The Radford Survey provides compensation market intelligence and is widely used within the technology industry. The Compensation Committee does not review the specific companies included in the Radford Survey and the data presented to the Compensation Committee is general and not specific to any particular subset of companies.

Due to the nature of our business, we also compete for executive talent with companies outside our peer group, including public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater compensation potential. In setting compensation, the Compensation Committee considers each executive’s level and job performance, the executive’s duties and responsibilities at the Company compared to the duties and responsibilities of executive officers in similar positions at the peer group companies and in the survey data, and other circumstances unique to the Company, and evaluates whether the compensation elements and levels provided to our executives are generally appropriate relative to their responsibilities at the Company and compensation elements and levels provided to their counterparts in the peer group or within survey data. The Compensation Committee considers both objective and subjective criteria to evaluate Company and individual performance, which allows the Compensation Committee to exercise informed judgment and not rely solely on rigid benchmarks. Accordingly, the Compensation Committee does not formulaically tie compensation decisions to any particular range or percentile level of total compensation paid to executives at the peer group companies or survey data.

Fiscal Year 2024 Named Executive Officer Compensation

Base Salary

Base salaries are a fixed amount paid to each executive for performing the executive’s normal duties and responsibilities. We determine the amount based on the executive’s overall performance, level of responsibility, pay grade and competitive compensation practices. Based on these criteria, in fiscal year 2024, our NEOs received the annual base salary increases set forth in the table below.

	Fiscal Year 2023 Base Salary ($)	Fiscal Year 2024 Base Salary ($)
Stefan Ortmanns (1)	594,342	603,246
Antonio Rodriquez (2)		—
Thomas Beaudoin (3)	498,750	498,750
Daniel Tempesta (4)		500,000
Nils Schanz (5)	—	450,944
Jennifer Salinas (6)	—	500,000
Iqbal Arshad (7)	500,000	500,000

(1)
Base salary for Dr. Ortmanns is paid in Euros. Dr. Ortmanns’ fiscal year 2023 and 2024 base salary was €556,500 and the increase reflected in the table above is solely due to currency exchange rate fluctuations. The listed amounts for Dr. Ortmanns for fiscal year 2023 and fiscal year 2024 are based on an exchange rate of 1 Euro to 1.068 and 1.084 U.S. dollars, respectively.
(2)
Mr. Rodriquez was appointed to serve as interim Chief Financial Officer as of June 4, 2024 and served as Interim Chief Financial Officer until he was appointed as Executive Vice President, Chief Financial Officer as of November 20, 2024. During Mr. Rodriquez’s tenure as Interim Chief Financial Officer, the Company had an Interim Services Agreement with CSuite Financial Partners (CSuite) under which the Company paid CSuite a weekly fee of $17,500 for Mr. Rodriquez’s services. During that time, Mr. Rodriquez was paid directly by CSuite and received no compensation from the Company for his services as Interim Chief Financial Officer but was reimbursed for expenses. Effective as of his appointment as Executive Vice President, Chief Financial Officer, Mr. Rodriquez’s annual base salary is $475,000.
(3)
Mr. Beaudoin resigned as Executive Vice President, Chief Financial Officer as of March 17, 2024 and served as Senior Advisor, Finance Transition through April 30, 2024.
(4)
Mr. Tempesta was appointed Executive Vice President, Chief Financial Officer as of March 18, 2024 and resigned on May 17, 2024.
(5)
Mr. Schanz was appointed as an executive officer as of July 5, 2024. In connection with his promotion to Executive Vice President, Product and Technology, Mr. Schanz’s base salary was increased from €363,636 to €416,000 effective August 1, 2024. The listed amount for Mr. Schanz is based on an exchange rate of 1 Euro to 1.084 U.S. dollars.
(6)
Ms. Salinas was appointed as an executive officer as of June 7, 2024. In connection with her promotion to Executive Vice President, Chief Administrative Officer and General Counsel, Ms. Salinas’ base salary was increased from $420,000 to $500,000 effective June 7, 2024.
(7)
Mr. Arshad resigned as Executive Vice President, Chief Technology Officer as of July 5, 2024.

Short-Term Incentive Plan

The Compensation Committee has designed our executive compensation program to provide that a significant level of each executive officer’s compensation opportunity is performance-based. Accordingly, our NEOs are eligible to receive annual performance-based bonuses under our STIP based on the achievement of performance objectives established at the beginning of the fiscal year.

The annual performance-based cash incentive that each NEO is eligible to receive is based on the individual’s target bonus, as a percentage of base salary. The Compensation Committee reviews the target annual bonus opportunities each year to ensure they are competitive. The target annual incentive opportunity as a percent of annual base salary for each of our NEOs for fiscal year 2024 was as follows:

	Fiscal Year 2024 Target Annual Cash Incentive as Percent of Base Salary (%)	Fiscal Year 2024 Target Annual Cash Incentive ($)
Stefan Ortmanns	100%	603,246
Thomas Beaudoin (1)	75%	374,063
Daniel Tempesta (2)	75%	375,000
Nils Schanz (3)	50% until July 31, 2024 and 75% thereafter	244,412
Jennifer Salinas (4)	50% until June 6, 2024 and 75% thereafter	289,500
Iqbal Arshad (5)	75%	375,000

(1)
Mr. Beaudoin resigned as Executive Vice President, Chief Financial Officer as of March 17, 2024 and was not eligible for any bonus under the STIP for fiscal year 2024.
(2)
Mr. Tempesta resigned as Executive Vice President, Chief Financial Officer as of May 17, 2024 and was not eligible for any bonus under the STIP for fiscal year 2024.
(3)
Mr. Schanz’s STIP target as a percent of base salary was 50% until July 31, 2024 and was increased to 75% with his promotion to Executive Vice President, Product and Technology on August 1, 2024.
(4)
Ms. Salinas’ STIP target as a percent of base salary was 50% until June 6, 2024 and was increased to 75% with her promotion to Executive Vice President, Chief Administrative Officer and General Counsel on June 7, 2024.
(5)
Mr. Arshad resigned as Executive Vice President, Chief Technology Officer as of July 5, 2024 and was not eligible for any bonus under the STIP for fiscal year 2024.

The Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under the STIP. For fiscal year 2024, the Compensation Committee established the following goals and payout levels under the STIP:

Metric	Weighting	Rationale for Metric	Payout Range

Revenue	35%	Top line financial metric and a key metric for our investors	50% – 200%

Adjusted EBITDA	35%	Adjusted EBITDA is reflective of our operating performance and a key metric for our investors	50% – 200%

Adjusted Free Cash Flow	15%	Key business metric that represents the cash available for future investments	50% – 200%

Strategic Scorecard	15%	Additional strategic metrics consisting of: Customer Satisfaction (C-Sat); Employee Satisfaction (E-Sat); Create an LLM architecture and build new technology partnerships	50% – 200%

Individual Contribution	—

Individual contribution is not a specifically weighted metric but is included as a component of the STIP in order to enable the Compensation Committee to differentiate actual payouts based on individual performance as reflected in each executive’s demonstrated leadership and decision making, effective communication, promotion of the Company’s strategic initiatives and values, business unit or functional accountabilities and commitment to excellence and work ethic.

The Compensation Committee’s evaluation of an executive’s performance relative to these considerations is inherently subjective and is not based on any mathematical calculation or formula; rather, it relies on the collective business experience and judgment of the Compensation Committee to holistically consider the performance of each executive and such executive’s contribution to the overall success of the Company.

			70% – 130% adjustment factor Regardless of the adjustment factor (if any), the overall STIP payout is capped at 200%

We define Adjusted EBITDA, which is a non-GAAP measure, as consolidated net income (loss), calculated in accordance with GAAP, excluding our stock-based compensation expense, amortization of intangible assets, restructuring and other costs (net), depreciation, total other income (expenses, net), goodwill impairment, and (benefit from) provision for income taxes. In addition, revenue and Adjusted EBITDA are adjusted for any positive or negative foreign exchange impact, to the extent that the actual impact differs from budgeted assumptions.

We define Adjusted Free Cash Flow (“Adjusted FCF”), which is a non-GAAP measure, as cash flow from operations, minus capital expenditure, excluding restructuring cash payments, and excluding out of the ordinary course of business cash receipts or payments from litigation or intellectual property monetization events.

The threshold, target and maximum performance and payout opportunities under the fiscal year 2024 STIP (subject to interpolation between points), along with the actual performance achieved and related payout percentage, are set forth below.

When establishing the fiscal year 2024 goals the Compensation Committee considered fiscal year 2023 performance adjusted for one-time events that were anticipated to impact financial performance in fiscal year 2024. The goals were consistent with our initial earnings guidance for fiscal year 2024.

	Threshold	Target	Maximum	Actual*	Payout %
Payout %	50%	100%	200%
Revenue (35%) ($M)	333.86	370.95	408.05	330.57	—
Adjusted EBITDA (35%) ($M)	94.56	105.07	115.58	79.90	—
Adjusted Free Cash Flow (15%) ($M)	15.00	20.02	30.00	25.2	151.9
Strategic Scorecard** (15%)	Scorecard metrics were assessed holistically by the Compensation Committee and deemed achieved at 100%
Weighted Average Payout: 37.79% Adjusted to 33.89% by Compensation Committee

* Note: Actual performance is adjusted to align with the fiscal year 2024 STIP foreign exchange rate.

** Strategic scorecard consisted of the following metrics: Customer Satisfaction (C-Sat); Employee Satisfaction (E-Sat); and Create an LLM architecture and build new technology partnerships. Specific targets are not disclosed because they involve confidential commercial or financial information, the disclosure of which would result in competitive harm. However, the Compensation Committee set such goals at challenging levels that it believed were difficult to achieve and would require substantial and sustained performance in order to be achieved at target levels.

The Compensation Committee exercised its discretion and reduced the NEO payout to 33.89% to align with the payout for all other employees. In addition the Compensation Committee considered the individual performance of the NEOs and determined that an individual modifier of 100% (i.e., no further positive or negative adjustment to the adjusted payout of 33.89%) for each NEO was appropriate.

The annual STIP bonuses earned by our NEOs for fiscal year 2024 are set forth in the table below. Mr. Rodriquez is not listed because under the terms of the arrangement by which he served as Interim Chief Financial Officer, he was not eligible for STIP.

	Target STIP Opportunity ($)	Financial Metric Weighted Payout (%)	Fiscal Year 2024 Earned STIP ($)
Stefan Ortmanns (1)	603,246	33.89	204,440
Thomas Beaudoin (2)	—	—	—
Daniel Tempesta (3)	—	—	—
Nils Schanz (4)	244,412	33.89	82,831
Jennifer Salinas (5)	289,500	33.89	98,112
Iqbal Arshad (6)	—	—	—

(1)
STIP for Dr. Ortmanns was paid in Euros. Dr. Ortmanns’ fiscal year 2024 STIP was €188,598. The listed amount for Dr. Ortmanns was based on an exchange rate of 1 Euro to 1.084 U.S. dollars.
(2)
Mr. Beaudoin resigned as Executive Vice President, Chief Financial Officer as of March 17, 2024 and was not eligible for any bonus under the STIP for fiscal year 2024.
(3)
Mr. Tempesta resigned as Executive Vice President, Chief Financial Officer as of May 17, 2024 and was not eligible for any bonus under the STIP for fiscal year 2024.
(4)
Mr. Schanz’s STIP target as a percent of base salary was 50% until July 31, 2024 and was increased to 75% with his promotion to Executive Vice President, Product and Technology on August 1, 2024.
(5)
Ms. Salinas’ STIP target as a percent of base salary was 50% until June 6, 2024 and was increased to 75% with her promotion to Executive Vice President, Chief Administrative Officer and General Counsel on June 7, 2024.

(6)
Mr. Arshad resigned as Executive Vice President, Chief Technology Officer as July 5, 2025 and was not eligible for any bonus under the STIP for fiscal year 2024.

Long-Term Incentive Program

We provide long-term incentive compensation to our executive officers, including the NEOs, under our LTIP in the form of PSUs and RSUs. These awards are designed to align the interests of our executive officers with those of our shareholders, and to improve our long-term profitability and stability through the attraction and retention of superior talent.

The Compensation Committee believes the approach of granting a balanced mix of performance-based and time-based equity awards enhances our ability to both drive performance and retain our executive officers by providing equity awards that will be fully earned only if they remain with us for several years. The value of equity awards granted to each NEO is intended to be market competitive and reflective of each executive’s skill set, experience, role, and responsibilities.

Each executive officer generally has an annual long-term equity incentive target grant denoted in terms of a dollar value, which is allocated equally between PSUs and RSUs. The dollar value generally is converted into an equivalent number of RSUs and a target number of PSUs based on the average closing price of the Company’s Common Stock during the 20 trading day period preceding the grant date (closing price on grant date included). The use of an average Common Stock closing price for purposes of converting dollar value targets into shares is intended to smooth the impact of short-term stock price volatility, thereby mitigating the risk of a windfall or impairment to the award opportunity.

As previously noted, because Dr, Ortmanns, Mr. Beaudoin and Ms. Salinas received TIAs in fiscal year 2023, they were not eligible to receive an annual equity award grant in fiscal year 2024.

Mr. Tempesta’s, Mr. Schanz’s and Mr. Arshad’s Fiscal Year 2024 Awards

Mr. Tempesta’s fiscal year 2024 awards were established in connection with his hiring. As summarized in the table below, Mr. Tempesta’s fiscal year 2024 equity awards consisted of (i) a sign-on RSU award with a grant value of $3,000,000 vesting in equal installments in December 2024, December 2025 and December 2026, and (ii) an annual long-term incentive award with a grant value of $3,000,000, split evenly between PSUs and RSUs. Because Mr. Tempesta resigned before any portion of his equity awards vested, his equity awards were forfeited in their entirety upon his resignation. As Mr. Schanz and Mr. Arshad did not receive a TIA, they received a standard annual LTIP award for fiscal year 2024. Mr. Arshad’s unvested equity awards were forfeited upon his resignation.

	PSU		RSU (inclusive of sign-on award)
	Target Value ($)	Target Award (#)(1)	Award Value ($)	Award (#)(1)
Daniel Tempesta	1,478,452	102,599	4,435,355	307,797
Nils Schanz	1,035,914	57,937	1,035,914	57,937
Iqbal Arshad	1,553,879	86,906	1,553,879	86,906

(1)
As noted above, the target grant value of the PSUs and RSUs were converted into share equivalents based on the average closing market price of our Common Stock for the 20 days including and preceding the grant date (which was $14.62 for Mr. Tempesta and $17.26 for Mr. Schanz and Mr. Arshad). As this average stock price differed from the closing market price on the grant date (which was $14.41 for Mr. Tempesta and $17.88 for Mr. Schanz and Mr. Arshad), the target grant values specified in this table differ from the FASB ASC Topic 718 values that are reported for purposes of the Summary Compensation Table and Grants of Plan Based Awards Table below in accordance with SEC rules.

LTIP Components, Metrics and Weighting

Details on the types of equity awards granted in fiscal year 2024 are provided in the table below.

Equity Award	Rationale and Key Features
PSUs
•
Incentivize NEOs to achieve pre-established annual financial goals over a three-year performance period.
•
Earned shares range from 0% for below threshold performance to 200% of target for maximum performance.
•
PSU performance is measured annually and earned PSUs are subject to further vesting.
•
PSUs vest 33.33% per year, generally subject to continued employment through the date the Company publicly issues its earnings release.

RSUs
•
Align pay and Company performance as reflected in our stock price.
•
Encourage retention of our executive officers’ services and promote ownership by our executives in Company stock.
•
RSUs vest in equal annual installments following the grant date over a period of three years, generally subject to continued employment with the Company through the applicable vesting date.

The performance measures and weightings for the fiscal year 2024 PSU awards are as follows:

Performance Measures	Weighting	Description
Revenue Adjusted EBITDA Margin*	50% 50%
•
Annual goals are pre-established at the beginning of the multi-year performance period
o
Achievement is formulaically measured on an annual basis for each completed fiscal year
o
When the performance threshold is met, payouts are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum
•
In selecting the metrics, the Compensation Committee considered the impact of overlapping metrics between the STIP and LTIP and noted the following:
o
With respect to the Adjusted EBITDA metric, there is differentiation between the STIP (which measures the metric on an absolute basis) and LTIP (which measures the metric on a profitability ratio basis)
o
With respect to the revenue metric, the STIP metric is based on a one-year performance period but the LTIP metric is based on pre-established multi-year goals

Notwithstanding some overlap, because delivering on these two metrics is foundational to our transformation’s success, the Compensation Committee determined to hold management accountable for performance through both the STIP and LTIP.

•
While we do not disclose prospective multi-year revenue and Adjusted EBITDA margin goals because they involve confidential commercial or financial information, the disclosure of which would result in competitive harm, we provide complete and transparent disclosure of the goal levels and performance achievement following completion of each applicable performance year. The Compensation Committee set the multi-year revenue and Adjusted EBITDA margin goals at levels that are challenging to achieve and would require substantial and sustained performance in order to be achieved at target levels.

* We define Adjusted EBITDA margin, which is a non-GAAP financial measure, as the adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as a percentage of revenue, as reported by the Company in its earnings announcement for the applicable performance period. In addition, revenue and Adjusted EBITDA are adjusted for any positive or negative foreign exchange impact, to the extent actual impact differs from budgeted assumptions.

Outstanding PSU Awards

The following tables show the performance metrics, weighting and performance achievement with respect to the third and final tranche of the fiscal year 2022 PSUs, the second tranche of the fiscal year 2023 PSUs (including the TIA awards) and the first tranche of the fiscal year 2024 PSUs.

Fiscal Year 2022 PSUs: Third Tranche Not Earned During Fiscal Year 2024 Performance Period

	Performance Range			Fiscal 2024	Earned PSUs	Weighted Average Payout
	Threshold	Target	Maximum	Actual*	(as % of Target)	(as % of Target)
Revenue Growth (50%)	8.4%	20.4%	32.4%	-44.0%	—
Adjusted EBITDA Margin (50%)	31.5%	35.0%	38.5%	24.2%	—	—

Fiscal Year 2023 PSUs (including TIA awards): Second Tranche Not Earned During the Fiscal Year 2024 Performance Period

	Performance Range			Fiscal Year 2024	Earned PSUs	Weighted Average Payout
	Threshold	Target	Maximum	Actual*	(as % of Target)	(as % of Target)
Revenue (50%)($ millions)	347	385	424	330.6	—
Adjusted EBITDA Margin (50%)	24.3%	26.9%	31.3%	24.2%	—	—

Fiscal Year 2024 PSUs: First Tranche Not Earned During the Fiscal Year 2024 Performance

	Performance Range			Fiscal Year 2024	Earned PSUs	Weighted Average Payout
	Threshold	Target	Maximum	Actual*	(as % of Target)	(as % of Target)
Revenue (50%) ($ millions)	333.86	370.95	408.05	330.6	—	—%
Adjusted EBITDA Margin (50%)	25.2%	28.0%	32.2%	24.2%	—

* Note that actual performance is adjusted to align with the fiscal year 2024 LTIP foreign exchange rate.

The target number of PSUs and aggregate number of earned PSUs for the completed fiscal year 2022-2024 PSU cycle is set forth below. The PSUs granted to Mr. Tempesta and Mr. Arshad were forfeited upon their resignations and are therefore not presented in the tables below.

	Fiscal 2022-2024 Target PSUs (#)	Fiscal 2022-2024 Earned PSUs (#)	Fiscal 2022-2024 Earned PSUs as % of Target
Stefan Ortmanns	32,560	—	—
Thomas Beaudoin	40,064	—	—
Jennifer Salinas	8,598	1,432	16.7%

	Target	Earned PSUs
Performance Period	PSUs in Each Tranche	First Tranche	Second Tranche	Third Tranche	Fourth Tranche
Fiscal 2023—2026 (Fiscal year 2023 TIA PSUs)
Stefan Ortmanns	86,306	124,521	—	Fiscal Year	Fiscal Year
Thomas Beaudoin	35,961	51,885	—	2025	2026
Jennifer Salinas	25,892	37,356	—	Performance	Performance
				Period in	Period Not
				Progress	Started

	Target	Earned PSUs
Performance Period	PSUs in Each Tranche	First Tranche	Second Tranche	Third Tranche
Fiscal 2023—2025 (Non TIA PSUs)				Fiscal Year
Nils Schanz				2025
	12,946	18,677	—	Performance
				Period in
				Progress

	Target
Performance Period	PSUs in Each Tranche	First Tranche	Second Tranche	Third Tranche
Fiscal 2024—2026
Nils Schanz	19,312	—	Fiscal Year	Fiscal Year
			2025	2026
			Performance	Performance
			Period in	Period Not
			Progress	Started

Other Compensation and Governance Matters

Promotion and Retention Bonuses

In conjunction with Ms. Salinas’ promotion to Executive Vice President, Chief Administrative Officer and General Counsel on June 7, 2024, she received a $500,000 cash award to incentivize her to take on additional responsibilities as Executive Vice President, Chief Administrative Officer and General Counsel.

In conjunction with Mr. Schanz’s promotion to Executive Vice President, Product and Technology he received a €720,000 cash retention bonus in light of the criticality of the role. Fifty percent of Mr. Schanz's retention bonus was paid on September 27, 2024 and 50% will be paid within 30 days of July 1, 2025 (the "Retention Date") provided that Mr. Schanz remains continuously employed by the Company through the Retention Date. In the event his employment with the Company is terminated before the Retention Date, he will be obligated to repay the first installment within 30 days of his termination date and he will forfeit any right to the second installment. If prior to the Retention Date there is a “change of control” and during the change of control period Mr. Schanz’s employment is terminated by the Company other than for “cause” and for a reason other than due to his death or “disability” or (ii) he resigns for “good reason” (each as defined in his Change in Control Severance Agreement), then, subject to the provisions of his Change of Control and Severance Agreement, he will receive the second installment.

Change of Control and Severance Agreements

The Company or one of its subsidiaries entered into a Change of Control and Severance Agreement and a Change of Control Equity Acceleration Agreement with Dr. Ortmanns and the Company entered into a Change of Control Severance Agreement with each of our other NEOs (collectively, the “NEO Severance Agreements”). The Compensation Committee believes that these severance benefits: (1) help secure the continued employment and dedication of our NEOs; (2) are protective of the Company, as severance payments are conditioned on a separation and release agreement in favor of the Company and compliance with confidentiality and restrictive covenant agreements; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management. Consistent with market practices, the NEO Severance Agreements do not include change of control-related tax gross-ups.

As previously disclosed, each of Mr. Beaudoin, Mr. Tempesta and Mr. Arshad resigned during fiscal year 2024. We did not pay severance to any of these executives in connection with their employment termination. In accordance with the terms of the applicable award agreements, Mr. Beaudoin’s unvested RSUs and PSUs continued to vest after termination due to his continued service on the Board of Directors.

Additional information regarding the NEO Severance Agreements, including a quantification of benefits that would have been received by each currently serving NEO, had the executive’s employment terminated on September 30, 2024, is provided under “Fiscal 2024 Potential Payments upon Termination or Change in Control.”

Retirement, Health, Welfare, Perquisites and Personal Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, short and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our U.S.-based NEOs are also eligible for a higher maximum benefit under the long-term disability plan and are eligible to receive reimbursement of financial planning and tax preparation fees and an annual executive physical.

We sponsor a 401(k) defined contribution plan in which our U.S.-based NEOs are eligible to participate, subject to limits imposed by the Internal Revenue Code (the “Code”), to the same extent as our other U.S. based regular employees. We provide matching contributions under the 401(k) plan for all employees, including the NEOs.

For Dr. Ortmanns and Mr. Schanz (who are primarily based in Europe), Cerence pays for an automobile lease and fuel for the leased automobile consistent with local market practice.

Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines for our NEOs and non-employee directors. These guidelines are intended to align the interests of our executive officers and non-employee directors with the interests of our shareholders and also to promote the Company’s commitment to sound corporate governance practices.

Under the stock ownership guidelines, the target share ownership levels are five times base salary for our CEO, two times base salary for our other NEOs, and three times the annual cash retainer for the non-employee directors. The following shares count towards satisfaction of the guidelines: shares owned outright by the executive or non-employee director or his or her immediate family members residing in the same household; shares held in trust for the benefit of the executive or non-employee director or his or her family; and shares held through an ERISA qualified benefit plan. Unvested performance awards, unexercised stock options, “make-whole” stock awards arising from prior employment, and unvested stock awards granted pursuant to the Company’s short-term incentive program do not count for purposes of satisfying the guidelines.

Each NEO and non-employee director must achieve the guideline amount within five years of becoming subject to the guidelines. In addition, until an individual has reached the appropriate target level, an executive is required to retain 25% of the net shares, except as expressly stated in our stock ownership guidelines, most notably, in the case of shares acquired pursuant to “make-whole awards” and received as a result of the exercise of stock options or vesting of equity awards, and a non-employee director is required to retain 25% of the net shares received as a result of the exercise of stock options or vesting of RSUs. Satisfaction of the stock ownership guidelines is calculated on an annual basis at the end of the fiscal year.

Clawback Policy

The Compensation Committee has adopted a Compensation Recovery Policy (the “Clawback Policy”), which provides that, in the event the Company is required to prepare an accounting restatement due to material non-compliance with a financial reporting requirement under the federal securities laws, the Company will recover any incentive-based compensation received by any current or former executive officer (each, a “Covered Person”) after the effective date of the policy and during the three-year period preceding the date on which the Company is required to prepare the restatement that is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported (“Excess Incentive-Based Compensation”).

In addition, in the event the Company is required to prepare an accounting restatement, the Company will use reasonable efforts to recover from any current or former employee of the Company who is not a Covered Person any Excess Incentive-Based Compensation if the Board (or a committee thereof) determines that such employee committed any act or omission that materially contributed to the circumstances requiring the accounting restatement and such act or omission involved: (i) misconduct, wrongdoing or a violation of any of the Company’s rules or of any applicable legal or regulatory requirements in the course of the employment by the Company; or (ii) a breach of a fiduciary duty to the Company or its shareholders.

Under the Clawback Policy, in the event the Company is required to prepare an accounting restatement, the Company will also use reasonable efforts to recover from each current or former employee of the Company up to 100% of the incentive-based compensation received by such employee from the Company during the preceding three-year period if the Board (or a committee thereof), determines that such employee’s act or omission contributed to the circumstances requiring the accounting restatement and such act or omission involved any of the following: (i) willful, knowing or intentional misconduct or a willful, knowing or intentional violation of any of the Company’s rules or any applicable legal or regulatory requirements in the course of employment by the Company or (ii) fraud in the course of the employment by the Company.

Insider Trading Policy; Prohibition on Hedging and Pledging

Our insider trading policy applies to all our employees and directors, including our NEOs. We prohibit our employees and members of the Board from speculating in our equity securities, including the use of short sales or any trading in publicly available options or derivative securities with respect to Cerence stock. We prohibit our employees and members of the Board from purchasing Cerence stock on margin (i.e., borrowing money from a brokerage firm, bank or other entity in order to buy Cerence stock). In addition, our employees and members of the Board are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).

Timing of Grants of Equity Awards

Neither the Board nor the Compensation Committee takes material non-public information into account when determining the timing of equity awards and we do not time the release of material nonpublic information based on equity award grant dates. The Company did not grant awards of stock options, stock appreciation rights or similar option-like instruments during fiscal 2024. Accordingly, we have nothing to report under Item 402(x) of Regulation S-K.

Risk Assessment

In July 2024, the Compensation Committee reviewed and evaluated the Company’s executive and employee compensation practices and concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company.

Tax Deductibility Policy

The Compensation Committee takes into consideration the potential tax deductibility of the compensation as one of the factors to be considered when establishing our executive compensation program. However, the Compensation Committee believes that its primary focus should be to structure a compensation program that attracts, retains and rewards our executive officers who are critical to our success. Accordingly, the Compensation Committee retains the flexibility necessary to provide cash and equity-based compensation in line with its compensation philosophy and competitive practices, even if these amounts are not fully tax deductible.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Alfred Nietzel, Chair

Marianne Budnik

Marcy Klevorn

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

FISCAL YEAR 2024 SUMMARY COMPENSATION TABLE

The Summary Compensation Table shows the compensation paid to or earned by the NEOs listed below for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)(8)	Stock Awards ($)(9)	Non-Equity Incentive Plan Compensation ($)(10)	All Other Compensation ($)(11)	Total ($)
Dr. Stefan Ortmanns (1)	2024	603,246	—	—	204,440	54,048	861,734
Former President and Chief Executive Officer	2023	580,191	—	13,256,602	573,183	28,757	14,438,733
	2022	524,464	216,797	4,361,086	222,856	23,492	5,348,695
Antonio Rodriquez (2)
Interim Chief Financial Officer	2024	—	—	—	—	283,500	283,500
Thomas Beaudoin (3)	2024	291,577	—	1,698,797		52,723	2,043,097
Former Chief Financial Officer	2023	486,875	—	5,523,571	360,745	20,455	6,391,646
	2022	195,481	—	2,484,209	56,412	88,105	2,824,207
Daniel Tempesta (4)	2024	86,538	—	5,913,806	—	7,058	6,007,402
Former Chief Financial Officer
Nils Schanz (5)	2024	403,642	390,240	2,071,827	82,831	15,324	2,963,864
EVP Product and Technology
Jennifer Salinas (6)	2024	446,846	500,000	—	98,112	10,961	1,055,919
EVP, Chief Administrative Officer and General Counsel
Iqbal Arshad (7)	2024	384,615	—	3,107,759	—	30,969	3,523,343
Former EVP and Chief Technology Officer	2023	213,462	—	4,813,441	361,650	4,774	5,393,327

(1)
Dr. Ortmanns was appointed as President and Chief Executive Officer effective December 15, 2021. He previously served as Executive Vice President and General Manager Core Auto BU. Dr. Ortmanns’ compensation is paid in Euros and the amounts reported above use an exchange rate of 1 Euro to 1.084 U.S. Dollars for fiscal year 2022, 1 Euro to 1.068 U.S. Dollars for fiscal year 2023 and 1 Euro to 1.084 U.S. Dollars for fiscal year 2024.
(2)
Mr. Rodriquez was appointed to serve as Interim Chief Financial Officer as of June 4, 2024. During Mr. Rodriquez’s service as Interim Chief Financial Officer, the Company had an Interim Services Agreement with CSuite Financial Partners (CSuite) under which the Company paid CSuite a weekly fee of $17,500. Mr. Rodriquez was paid directly by CSuite and received no compensation from the Company during fiscal year 2024 but was reimbursed for expenses.
(3)
Mr. Beaudoin resigned as Executive Vice President, Chief Financial Officer as of March 17, 2024. He provided transition services as Senior Advisor, Finance Transition until April 30, 2024.
(4)
Mr. Tempesta was appointed Executive Vice President, Chief Financial Officer as of March 18, 2024 and resigned on May 17, 2024.
(5)
Mr. Schanz was promoted to Executive Vice President, Product and Technology on August 1, 2024. Mr. Schanz’s compensation is paid in Euros and the amounts reported above use an exchange rate of 1 Euro to 1.084 U.S. Dollars.
(6)
Ms. Salinas was promoted to Executive Vice President, Chief Administrative Officer and General Counsel on June 7, 2024.
(7)
Mr. Arshad was appointed as Executive Vice President, Chief Technology Officer effective May 9, 2023 and resigned as of July 5, 2024.
(8)
The amounts reported in the Bonus column represent: (i) for Dr. Ortmanns a cash award of €200,000 payable to him upon his promotion to the President and Chief Executive Officer role, (ii) for Mr. Schanz, the first 50% of his retention bonus which is subject to repayment if he terminates employment before July 1, 2025, and (iii) for Ms. Salinas a cash award to incentivize her to take on the additional responsibilities as Executive Vice President, Chief Administrative Officer and General Counsel.
(9)
The fiscal year 2024 stock awards for Mr. Tempesta consisted of a sign on RSU award and annual awards consisting of a mix of RSUs and PSUs. Mr. Tempesta’s awards were forfeited in their entirety upon his termination of employment.

The amounts reported in the Stock Awards column represent the grant date fair value of RSUs and PSUs, calculated in accordance with FASB ASC Topic 718, assuming the probable outcome of the performance conditions and disregarding the effect of any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of stock awards are described in note 2(p) of our Audited Financial Statements, which are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

The value of the PSUs granted in fiscal year 2024 assuming maximum achievement of the performance conditions is $2,956,903 for Mr. Tempesta, $2,071,827 for Mr. Schanz and $3,107,759 for Mr. Arshad. Mr. Arshad’s unvested equity awards were forfeited upon his termination of employment.

Consistent with the Company’s equity grant practice, the approved grant values are converted into share equivalents based on the average closing market price of our Common Stock for the 20 days including and preceding the grant date. As this average stock price differed from the closing market price on the grant date, which is the price used to determine the grant date fair values under FASB ASC Topic 718, the grant date fair values specified in the Stock Awards column differ from the equity grant values approved by the Compensation Committee.

With respect to Mr. Beaudoin, his unvested RSUs and PSUs remained eligible for continued vesting in accordance with the original terms and conditions of the applicable award agreements during Mr. Beaudoin's ongoing service on the Board. However under FASB ASC Topic 718 these awards are considered to have been modified on the date Mr. Beaudoin resigned as Chief Financial Officer and, accordingly, the amount reported represents the incremental fair value of his unvested RSUs and PSUs as of the technical modification date and does not reflect a new award to Mr. Beaudoin.

(10)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent annual bonuses awarded under the STIP, under which bonuses are earned based upon the achievement of certain pre-determined corporate performance metrics.
(11)
The amounts reported in the All-Other Compensation column represent the incremental cost to Cerence to provide the following benefits and payments:

Name	Automobile Lease and Fuel ($)(a)	Accrued but Unused PTO ($)(b)	Company 401(k) Plan and Pension Contributions ($)(c)	Temporary Housing ($)(d)	Board Fees ($)(e)	Other ($)(f)	Total ($)
Stefan Ortmanns	25,251	—	—	28,797	—	—	54,048
Antonio Rodriquez	—	—	—	—	—	283,500	283,500
Thomas Beaudoin	—	5,621	5,294	—	41,667	141	52,723
Daniel Tempesta	—	4,442	2,596	—	—	20	7,058
Nils Schanz	15,324	—	—	—	—	—	15,324
Jennifer Salinas	—	—	10,719	—	—	242	10,961
Iqbal Arshad	—	19,250	11,538	—	—	181	30,969

(a)
Amounts reported represent actual cost to Cerence for the automobile lease and fuel expenses for Dr. Ortmanns and Mr. Schanz.
(b)
Amounts reported represent accrued but unused Paid Time Off paid at separation from service.
(c)
Amounts reported represent Company matching contributions to the Cerence 401(k) Retirement Plan (the “401(k) Plan”). Under the 401(k) Plan, Cerence matches 50% of employee contributions up to 6% of eligible compensation.
(d)
Amounts reported represent the amount paid for temporary housing while traveling to the Company’s corporate headquarters.
(e)
Amount reported represents the compensation paid to Mr. Beaudoin as a non-employee member of the Board of Directors following his resignation from the Company effective April 30, 2024.
(f)
For Mr. Rodriquez amount reported represents payments to C-Suite in exchange for services as our Interim Chief Financial Officer. For Mr. Beaudoin, Mr. Tempesta, Mr. Arshad and Ms. Salinas, amounts reported represent the premiums for long-term disability insurance equal to the difference between the maximum benefit available to executives ($18,500 per month) and other employees ($13,000 per month).

FISCAL YEAR 2024 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth grants of plan-based awards to our NEOs during the fiscal year ended September 30, 2024.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock or Units (#) (3)	Awards ($)(4)
Stefan Ortmanns		301,623	603,246	1,206,492	—	—	—	—	—
Antonio Rodriquez		—	—	—	—	—	—	—	—
Thomas Beaudoin		187,031	374,063	748,125	—	—	—	—	—
	4/30/2024	—	—	—	—	—	—	186,476	1,698,797
Daniel Tempesta		187,500	375,000	750,000	—	—	—	—	—
	3/18/2024	—	—	—	—	—	—	307,797	4,435,355
	3/18/2024	—	—	—	51,300	102,599	205,198	—	1,478,452
Nils Schanz		122,206	244,412	488,824	—	—	—	—	—
	12/4/2023	—	—	—	—	—	—	57,937	1,035,914
	12/4/2023	—	—	—	28,969	57,937	115,874	—	1,035,914
Jennifer Salinas		144,750	289,500	579,000	—	—	—	—	—
Iqbal Arshad		187,500	375,000	750,000	—	—	—	—
	12/4/2023	—	—	—	—	—	—	86,906	1,553,879
	12/4/2023	—	—	—	43,453	86,906	173,813	—	1,553,879

(1)
The amounts reported represent the threshold, target and maximum performance-based incentive payments the NEOs could earn pursuant to the STIP for fiscal year 2024, as described in “Compensation Discussion and Analysis– Fiscal Year Named Executive Officer Compensation – Short Term Incentive Plan” above. The actual amounts earned pursuant to the STIP for fiscal year 2024 are set forth in the “Non-Equity Incentive Plan Compensation” column in the Fiscal Year 2024 Summary Compensation Table above. Mr. Beaudoin, Mr. Tempesta and Mr. Arshad did not receive payment under the STIP for fiscal year 2024 due to their resignation from employment. During fiscal year 2024, Mr. Rodriquez was paid by a third party and was not eligible for a bonus under the STIP.

(2) The amounts reported represent the threshold, target and maximum number of PSUs granted to NEOs in fiscal year 2024. These awards will vest and be earned only if certain performance goals are achieved as described in “Compensation Discussion and Analysis – Fiscal Year Named Executive Officer Compensation – Long Term Incentive Program” above. The values reported for the PSUs awarded in fiscal year 2024 represent the grant date fair values of such awards assuming the probable outcome of the performance conditions. The value of such awards assuming the maximum achievement of the applicable performance conditions is reported in footnote 9 to the Fiscal Year 2024 Summary Compensation Table above.

(3)
For Mr. Tempesta, the amount reported includes a new hire award with a grant date fair value of $2,956,903. Mr. Tempesta’s awards were forfeited in their entirety upon his termination of employment.
(4)
In accordance with FASB ASC Topic 718, without taking into account forfeitures of equity awards, as required by the SEC rules, for Mr. Beaudoin, the amounts reported include the fair value as of the technical modification date of RSUs and PSUs that remained eligible for continued vesting based on his service as a member of the Board of Directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth all outstanding equity awards held by our NEOs as of September 30, 2024. The equity awards were all in the form of RSUs and PSUs. For purposes of valuing the outstanding awards, the amounts below are based on a per-share price of $3.15 for the Cerence Common Stock, the closing market price as reported on Nasdaq on September 30, 2024, the last business day of the fiscal year.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stefan Ortmanns	97,159	306,051	(2)	—	—
	86,306	271,864	(3)	—	—
	86,306	271,864	(4)	—	—
	124,521	392,241	(5)	86,308	271,870	(6)
	—	—		258,920	815,598	(7)
Antonio Rodriquez	—	—		—	—
Thomas Beaudoin	35,961	113,277	(2)	—	—
	13,354	42,065	(8)	—	—
	35,961	113,277	(3)	—	—
	35,960	113,274	(4)	—	—
	51,885	163,438	(9)	—	—
	—	—		71,920	226,548	(10)
	—	—		71,920	226,548	(11)
Daniel Tempesta	—	—		—	—
Nils Schanz	32,259	101,616	(2)	—	—
	32,257	101,610	(3)	—	—
	19,312	60,833	(4)	—	—
	—	—		64,514	203,219	(12)
	—	—		38,626	121,672	(13)
Jennifer Salinas	20,127	63,400	(2)	—	—
	17,261	54,372	(3)	—	—
	17,261	54,372	(4)	—	—
	37,356	117,671	(9)	51,784	163,120	(10)
	—	—		51,782	163,113	(11)
Iqbal Arshad	—	—		—	—

(1)
Based upon achievement of maximum performance for fiscal years 2025 and 2026 because fiscal year 2023 performance was above target
(2)
Represents RSUs vested on October 1, 2024. For Dr. Ortmanns, this amount includes 10,853 RSUs granted in fiscal year 2022 and 86,306 RSUs granted in fiscal year 2023. For Mr. Beaudoin this represents one fourth of the RSU award granted in fiscal year 2023, for Ms. Salinas this represents one third of the new hire award granted April 4, 2022 plus one fourth of the RSU award granted in fiscal year 2023, and for Mr. Schanz this represents one third of the annual RSU awards granted in fiscal years 2023 and 2024.
(3)
Represents RSUs scheduled to vest October 1, 2025 subject to continued service through the vesting date. For Dr. Ortmanns, Mr. Beaudoin, and Ms. Salinas this represents one fourth of the RSU award granted in fiscal year 2023 and, for Mr. Schanz, this represents one third of the annual RSU awards granted in fiscal years 2023 and 2024.
(4)
Represents RSUs scheduled to vest October 1, 2026 subject to continued service through the vesting date. For Dr. Ortmanns, Mr. Beaudoin, and Ms. Salinas this represents one fourth of the RSU award granted in fiscal year 2023 and for Mr. Schanz represents one third of the annual RSU awards granted in fiscal year 2024.
(5)
Represents PSUs granted in fiscal year 2023 and earned based upon fiscal year 2023 performance (revenue and Adjusted EBITDA margin) scheduled to vest upon the release of earnings for fiscal year 2025 subject to continued service through the vesting date.
(6)
Represents PSUs granted in fiscal year 2023 that vest upon the release of earnings for fiscal year 2025 subject to the achievement of financial measures (revenue and Adjusted EBITDA margin) in fiscal year 2024 and fiscal year

2025 and continued service through the vesting date. The PSUs eligible for vesting based on fiscal year 2024 performance were forfeited because the threshold performance metrics were not achieved.
(7)
Represents PSUs granted in fiscal year 2023 that vest upon the release of earnings for fiscal year 2026 subject to the achievement of financial measures (revenue and Adjusted EBITDA margin) in fiscal years 2024, 2025 and 2026 and continued service through the vesting date. The PSUs eligible for vesting based on fiscal year 2024 performance were forfeited because the threshold performance metrics were not achieved.
(8)
Represents RSUs granted to Mr. Beaudoin as a new hire award that vest May 5, 2025 subject to continued service through the vesting date.
(9)
Represents PSUs granted in fiscal year 2023 and earned based upon fiscal year 2023 performance (revenue and Adjusted EBITDA margin) scheduled to vest upon the release of earnings for fiscal year 2024 subject to continued service through the vesting date.
(10)
Represents PSUs granted in fiscal year 2023 that vest upon the release of earnings for fiscal year 2025 subject to the achievement of financial measures (revenue and Adjusted EBITDA margin) in fiscal year 2025 and continued service through the vesting date.
(11)
Represents PSUs granted in fiscal year 2023 that vest upon the release of earnings for fiscal year 2026 subject to the achievement of financial measures (revenue and Adjusted EBITDA margin) in fiscal year 2026 and continued service through the vesting date.
(12)
Represents PSUs granted in fiscal years 2023 and 2024 that vest upon the release of earnings for fiscal year 2025 subject to the achievement of financial measures (revenue and Adjusted EBITDA margin) in fiscal year 2025 and continued service through the vesting date.
(13)
Represents PSUs granted in fiscal year 2024 that vests upon the release of earnings for fiscal year 2026 subject to the achievement of financial measures (revenue and Adjusted EBITDA margin) in fiscal year 2026 and continued service through the vesting date.

FISCAL YEAR 2024 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth the stock awards that vested, and the value realized upon vesting, by the NEOs during fiscal year 2024. No options were outstanding or vested during fiscal year 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stefan Ortmanns	125,443	2,522,771
Antonio Rodriquez	—	—
Thomas Beaudoin	65,046	1,168,365
Daniel Tempesta	—	—
Nils Schanz	40,639	767,155
Jennifer Salinas	28,957	578,552
Iqbal Arshad	72,288	1,375,834

(1)
Value calculated by multiplying the number of shares vesting by the closing price of a share of Cerence Common Stock on the vesting date. The value reported includes the vesting of RSUs granted pursuant to the fiscal year 2023 STIP. For fiscal year 2023, the annual STIP bonuses were paid 75% in the form of RSUs and 25% in the form of cash.

Pension or Non-Qualified Deferred Compensation Plans

There were no pension or non-qualified deferred compensation plans in place for any NEOs in fiscal year 2024.

Change of Control and Severance Agreements

Dr. Ortmanns entered into a Change of Control Severance Agreement with Cerence GmbH, a wholly-owned subsidiary of the Company, and a Change of Control Equity Acceleration Agreement with the Company (the “CEO Severance Agreements”), Mr. Schanz entered into a Change of Control Severance Agreement with Cerence GmbH, a wholly-owned subsidiary of the Company, and a Change of Control Equity Acceleration Agreement with the Company, Ms. Salinas entered into a Change of Control Severance Agreement with the Company and each of Mr. Beaudoin, Mr. Tempesta and Mr. Arshad was party to a Change of Control Severance Agreement with the Company (such agreements with Mr. Schanz, Ms. Salinas, Mr. Beaudoin, Mr. Tempesta and Mr. Arshad, the “Severance Agreements”) during their employment with the Company but did not receive payments under such agreements in connection with their resignations. Mr. Rodriquez entered into a Change of Control Severance Agreement with the Company in connection with his appointment as Chief Financial Officer in November 2024, which agreement is consistent with the Severance Agreement with Ms. Salinas.

Dr. Ortmanns

The CEO Severance Agreements provided that in the event that Dr. Ortmanns’ employment was terminated by us other than for “cause” (as defined in the CEO Severance Agreements) and for a reason other than death or “disability” (as defined in the CEO Severance Agreements) and such termination occurs outside of the one-year period following a “change of control” (as defined in the CEO Severance Agreements), Dr. Ortmanns would be eligible to receive (i) a lump sum payment equal to 150% of his annual base salary then in effect, (ii) a lump sum payment equal to 150% of his target bonus and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs, (iii) vesting of the portion of his time-based equity awards that would have vested in the 18-month period following the date of termination, (iv) vesting of the earned portion of his performance-based equity awards for which the performance period is complete as of the date of termination and (v) for any performance-based equity awards with a single three-year performance period for which the performance period is not completed as of the date of termination, and provided Dr. Ortmanns has been employed for at least six months of the performance period, except as otherwise provided in the applicable awards agreement, a pro-rated portion of such performance-based award shall remain eligible to vest at the end of the performance period based upon actual achievement of the performance metrics.

If Dr. Ortmanns’ employment was terminated by us other than for cause and for a reason other than death or disability or Dr. Ortmanns resigned for “good reason” (as defined in CEO Severance Agreements) within 12 months following a change of control of Cerence, he would instead be eligible to receive, (i) 200% of his annual base salary then in effect, payable in a lump sum, (ii) a lump sum payment equal to (A) 200% of the greater of (1) his target bonus for the year in which the termination occurs, or (2) his target bonus in effect immediately prior to the change of control plus (B) a pro-rated percentage of the greater of (1) his target bonus for the year in which the termination occurs, or (2) his target bonus in effect immediately prior to the change of control, (iii) 100% vesting acceleration of his time-based equity awards, and (iv) vesting of his performance-based awards based on actual performance through the date of termination or, if actual performance is not measurable, target performance.

In the event that Dr. Ortmanns’ employment was terminated due to death or disability, he (i) would be eligible to receive 100% vesting acceleration of his unvested time-based equity awards and his earned performance-based equity award for which the performance period is complete, and (ii) would remain eligible to earn a pro-rated portion of his performance-based equity awards with a single three-year performance period for which the performance period is not completed as of the date of termination based upon actual achievement of the performance metrics.

As previously disclosed, upon the termination of Dr. Ortmanns’ employment which will occur on December 31, 2024, he will be entitled to receive the severance compensation and benefits provided under the CEO Severance Agreements, as well as such other compensation and benefits to which he may be entitled pursuant to contractual obligations and/or local statutory requirements as a result of a termination of employment. Such payments and benefits are subject to his termination agreement under applicable law.

Other NEOs

The Severance Agreements with the other NEOs provide (or, in the case of Mr. Beaudoin, Mr. Tempesta and Mr. Arshad, provided) that in the event that the NEO’s employment is (or was) terminated by us other than for “cause” (as defined in the applicable Severance Agreement) and for a reason other than death or “disability” (as defined in the applicable Severance Agreement) and such termination occurs outside of the one-year period following a “change of control” (as defined in the applicable Severance Agreement), the NEO will be (or, in the case of Mr. Beaudoin, Mr. Tempesta and Mr. Arshad, would have been) eligible to receive (i) a lump sum payment equal to 100% of the NEO’s annual base salary then in effect, (ii) a lump sum payment equal to 100% of the NEO’s target bonus and a pro-rated percentage of the NEO’s target bonus for the fiscal year in which the termination occurs, (iii) vesting of the portion of the NEO’s time-based equity awards that would have vested in the 12-month period following the date of termination, (iv) vesting of the earned portion of the NEO’s performance-based equity awards for which the performance period is complete as of the date of termination, and (v) for any performance-based equity awards with a single three-year performance period for which the performance period is not completed as of the date of termination, and provided the NEO has been employed for at least six months of the performance period, except as otherwise provided in the applicable awards agreement, a pro-rated portion of such performance-based award shall remain (or would have remained) eligible to vest at the end of the performance period based upon actual achievement of the performance metrics.

If the NEO’s employment is (or was) terminated by us other than for cause and for a reason other than death or disability or the NEO resigns (or resigned) for “good reason” (as defined in the applicable Severance Agreement) within 12 months following a change of control of Cerence, the NEO will be (or would have been) instead eligible to receive, (i) 150% of the NEO’s annual base salary then in effect, payable in a lump sum, (ii) a lump sum payment equal to (A) 150% of the greater of (1) the NEO’s target bonus for the year in which the termination occurs, or (2) the NEO’s target bonus in effect immediately prior to the change of control plus (B) a pro-rated percentage of the greater of (1) the NEO’s target bonus for the year in which the termination occurs, or (2) the NEO’s target bonus in effect immediately prior to the change of control, and (iii) 100% vesting acceleration of his time-based equity awards, and (iv) vesting of the NEO’s performance-based awards based on actual performance through the date of termination or, if actual performance is not measurable, target performance.

In the event that the NEO’s employment is (or was) terminated due to death or disability, the NEO (i) will be (or would have been) eligible to receive 100% vesting acceleration of the NEO’s unvested time-based equity awards and the NEO’s earned performance-based equity awards for which the performance period is complete, and (ii) will remain (or would have remained) eligible to earn a pro-rated portion of his performance-based equity awards with a single three-year performance period for which the performance period is not completed as of the date of termination based upon actual achievement of the performance metrics.

Mr. Beaudoin, Mr. Tempesta and Mr. Arshad were party to Severance Agreements during their employment with the Company but did not receive payments under such agreements in connection with their resignations.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Estimated Payment and Benefits Upon Termination or Change of Control

The amount of compensation and benefits payable to each of our NEOs serving as of September 30, 2024, in various termination and change of control situations has been estimated in the tables below. The value of the equity vesting acceleration was calculated for each of the tables below based on the assumption that the change of control and the NEO’s employment termination occurred on September 30, 2024. The per share closing price of the Common Stock on Nasdaq as of September 30, 2024, the last trading day of fiscal year 2024, was $3.15, which was used as the value of a share of the Common Stock for the calculations below. The value of RSU vesting acceleration was calculated by multiplying the number of RSUs subject to vesting acceleration as of September 30, 2024, by the per share closing price of Common Stock as of September 30, 2024.

Mr. Beaudoin, Mr. Tempesta, and Mr. Arshad did not receive any payments or benefits upon their termination of employment.

Stefan Ortmanns

The following table describes the potential payments and benefits upon employment termination for Dr. Ortmanns, as if his employment terminated as of September 30, 2024. Dr. Ortmanns’ employment will terminate on December 31, 2024 and he will receive the following payments and benefits pursuant to the terms of the CEO Severance Agreements in connection with his termination of employment: (i) 2,136,875 Euros cash severance ($2,316,372 based on a foreign exchange rate of 1 Euro to 1.084 U.S. dollars); and (ii) accelerated vesting of 86,306 RSUs and 124,521 earned PSUs that remained subject to time-based vesting. In exchange for his cash payments, Dr. Ortmanns reaffirmed his confidentiality agreement, including restrictive covenants, and signed a release of claims.

Executive Benefits and Payment upon Termination	Termination by Company Without Cause Not in Connection with a Change of Control ($)		Termination by Company without Cause or Resignation for Good Reason within 12 Months Following a Change of Control ($)		Termination Due to Death or Disability ($)
Compensation:
Cash Severance	2,412,984	(1)	3,016,230	(2)	—
Health Care Continuation	—		—		—
Acceleration of Equity Awards	970,155	(3)	1,785,753	(4)	1,242,020	(5)
Total	3,383,139		4,801,983		1,242,020

(1)
Represents (i) 150% of Dr. Ortmanns’ annual base salary in effect as of September 30, 2024, (ii) 150% of Dr. Ortmanns’ target bonus for fiscal year 2024 and (iii) a pro-rated percentage of Dr. Ortmanns’ target bonus for fiscal year 2024.
(2)
Represents (i) 200% of Dr. Ortmanns’ annual base salary in effect as of September 30, 2024, (ii) 200% of Dr. Ortmanns’ target bonus for fiscal year 2024 and (iii) a pro-rated percentage of Dr. Ortmanns’ target bonus for fiscal year 2024.
(3)
Represents the value attributable to acceleration of the portion of Dr. Ortmanns’ time-based equity awards that would have vested in the 18-month period following the date of termination and the earned portion of Dr. Ortmanns’ performance-based equity awards for which the performance period is complete as of the date of termination.
(4)
Represents the value attributable to acceleration of 100% of Dr. Ortmanns’ unvested time-based equity awards and 100% of the target number of unvested PSUs,
(5)
Represents the value attributable to acceleration of 100% of Dr. Ortmanns’ unvested time-based equity awards and his earned performance-based equity awards for which the performance period is complete as of the date of termination.

Nils Schanz

The following table describes the potential payments and benefits upon employment termination for Mr. Schanz, as if his employment terminated as of September 30, 2024.

Executive Benefits and Payment upon Termination	Termination by Company Without Cause Not in Connection with a Change of Control ($)		Termination by Company without Cause or Resignation for Good Reason within 12 Months Following a Change of Control ($)		Termination Due to Death or Disability ($)
Compensation:
Cash Severance	1,128,462	(1)	1,913,278	(2)	—
Health Care Continuation	—		—		—
Acceleration of Equity Awards	101,616	(3)	426,504	(4)	264,058	(5)
Total	1,230,078		2,339,782		264,058

(1)
Represents (i) 100% of Mr. Schanz’s annual base salary in effect as of September 30, 2024, (ii) 100% of Mr. Schanz’s target bonus for fiscal year 2024 and (iii) a pro-rated percentage of Mr. Schanz’s target bonus for fiscal year 2024.
(2)
Represents (i) 150% of Mr. Schanz’s annual base salary in effect as of September 30, 2024, (ii) 150% of Mr. Schanz’s target bonus for fiscal year 2024 and (iii) a pro-rated percentage of Mr. Schanz’s target bonus for fiscal year 2024 and (iv) the second installment of Mr. Schanz’s retention bonus.
(3)
Represents the value attributable to acceleration of the portion of Mr. Schanz’s time-based equity awards that would have vested in the 12-month period following the date of termination and the earned portion of Mr. Schanz’s performance-based equity awards for which the performance period is complete as of the date of termination.
(4)
Represents the value attributable to acceleration of 100% of Mr. Schanz’s unvested time-based equity awards and 100% of the unvested PSUs held by Mr. Schanz based on actual performance and target performance where performance is not measurable.
(5)
Represents the value attributable to acceleration of 100% of Mr. Schanz’s unvested time-based equity awards and his earned performance-based equity awards for which the performance period is complete as of the date of termination.

Jennifer Salinas

The following table describes the potential payments and benefits upon employment termination for Ms. Salinas, as if her employment terminated as of September 30, 2024.

Executive Benefits and Payment upon Termination	Termination by Company Without Cause Not in Connection with a Change of Control ($)		Termination by Company without Cause or Resignation for Good Reason within 12 Months Following a Change of Control ($)		Termination Due to Death or Disability ($)
Compensation:
Cash Severance	1,250,000	(1)	1,687,500	(2)	—
Health Care Continuation	29,691	(3)	44,537	(4)	—
Acceleration of Equity Awards	181,071	(5)	452,932	(6)	289,815	(7)
Total	1,460,762		2,184,969		289,815	(8)

(1)
Represents (i) 100% of Ms. Salinas’ annual base salary in effect as of September 30, 2024, (ii) 100% of Ms. Salinas’ target bonus for fiscal year 2024 and (iii) a pro-rated percentage of Ms. Salinas’ target bonus for fiscal year 2024.
(2)
Represents (i) 150% of Ms. Salinas’ annual base salary in effect as of September 30, 2024, (ii) 150% of Ms. Salinas’ target bonus for fiscal year 2024 and (iii) a pro-rated percentage of Ms. Salinas’ target bonus for fiscal year 2024.
(3)
Represents 12 months of Company-paid health insurance under COBRA at the coverage level in effect on September 30, 2024.
(4)
Represents 18 months of Company-paid health insurance under COBRA at the coverage level in effect on September 30, 2024.
(5)
Represents the value attributable to acceleration of the portion of Ms. Salinas’ time-based equity awards that would have vested in the 12-month period following the date of termination and the earned portion of Ms. Salinas’ performance-based equity awards for which the performance period is complete as of the date of termination.
(6)
Represents the value attributable to acceleration of 100% of Ms. Salinas’ unvested time-based equity awards and 100% of the unvested PSUs held by Ms. Salinas based on actual performance and target performance where performance is not measurable.
(7)
Represents the value attributable to acceleration of 100% of Ms. Salinas’ unvested time-based equity awards and her earned performance-based equity awards for which the performance period is complete as of the date of termination.
(8)
The amount reported excludes the value of the disability benefit payable under a long-term disability insurance policy following a six-month waiting period until the earlier of the date Ms. Salinas is no longer disabled, or age 65 ($653,497). The monthly benefit is equal to 60% of base salary with a maximum benefit of $18,500 per month. The interest rate used to determine the lump sum present value is 4.04% annually.

PAY VERSUS PERFORMANCE DISCLOSURE

Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (“CAP”) to the Company’s principal executive officer (“PEO”) and the Company’s non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of the Company. The Compensation Committee does not utilize CAP as a basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see the Compensation Discussion and Analysis section of this Proxy Statement.

Pay Versus Performance Table

							Value of Initial Fixed $100 Investment Based on:(4)
Fiscal Year(1)	Summary Compensation Table Total for Dr. Ortmanns PEO(2)	Summary Compensation Table Total for Mr. Dhawan PEO(2)	Compensation Actually Paid to Dr. Ortmanns PEO(3)	Compensation Actually Paid to Mr. Dhawan PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Cerence Total Shareholder Return	Peer Group Total Shareholder Return(5)	Net Income ($mil.)(6)	Revenue(7) ($mil.)
2024	$861,734	—	$(10,879,482)	—	$2,646,188	$(1,457,744)	$6	$136	$(588)	$331
2023	$14,438,733	—	$15,972,323	—	$6,752,845	$4,286,095	$42	$107	$(56)	$291
2022	$5,348,695	$9,512,933	$(4,314,610)	$(17,453,566)	$2,775,483	$(1,854,165)	$32	$90	$(311)	$341
2021	—	$7,465,574	—	$41,323,599	$1,803,823	$10,285,852	$197	$144	$46	$385

(1)
Dr. Ortmanns succeeded Sanjay Dhawan as PEO in fiscal year 2022 (on December 15, 2021). Mr. Dhawan served as the PEO for the entirety of fiscal year 2021. Our Non-PEO NEOs for the applicable fiscal years were as follows:
•
Fiscal year 2024: Antonio Rodriquez, Thomas Beaudoin, Daniel Tempesta, Nils Schanz, Jennifer Salinas, and Iqbal Arshad
•
Fiscal year 2023: Thomas Beaudoin, Prateek Kathpal, and Iqbal Arshad
•
Fiscal year 2022: Thomas Beaudoin, Mark Gallenberger, Marc Montagner, Prateek Kathpal, and Christophe Couvreur
•
Fiscal year 2021: Mark Gallenberger, Stefan Ortmanns, and Leanne Fitzgerald
(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable fiscal year in the case of our PEOs, Dr. Ortmanns and Mr. Dhawan, and (ii) the average of the total compensation reported in the SCT for the applicable fiscal year for our Non-PEO NEOs.
(3)
Amounts reported in these columns represent (i) CAP for the applicable fiscal year in the case of our PEOs, Dr. Ortmanns and Mr. Dhawan and (ii) the average CAP for the applicable fiscal year for our Non-PEO NEOs; adjustments were made to the amounts reported in the SCT for the applicable fiscal year. A reconciliation of the adjustments made to the SCT amounts to calculate CAP for our PEOs, Dr. Ortmanns and Mr. Dhawan, and for the

average of the Non-PEO NEOs in accordance with the requirements of Item 402(v) of Regulation S-K is set forth in the following table:

	Fiscal Year 2024		Fiscal Year 2023		Fiscal Year 2022			Fiscal Year 2021
	Dr. Ortmanns PEO	Average Non-PEO NEOs	Dr. Ortmanns PEO	Average Non-PEO NEOs	Dr. Ortmanns PEO	Mr. Dhawan PEO	Average Non-PEO NEOs	Mr. Dhawan PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$861,734	$2,646,188	$14,438,733	$6,752,845	$5,348,695	$9,512,933	$2,775,483	$7,465,574	$1,803,823
Minus Change in Pension Value Reported in SCT for the Fiscal Year	$—	$—	$—	$—	$—	$—	$—	$—	$—
Plus Pension Value Service Cost for the Fiscal Year	$—	$—	$—	$—	$—	$—	$—	$—	$—
Minus Equity Award Value Reported in SCT for the Fiscal Year	$—	$2,132,030	$13,256,602	$6,059,259	$4,361,086	$9,329,311	$2,450,148	$5,806,759	$955,131
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Fiscal Year	$—	$50,695	$14,842,886	$3,379,689	$854,690	$1,881,873	$536,461	$10,606,123	$1,684,584
Plus Year over Year Change in Fair Value as of the Last Day of the Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$(11,741,216)	$(1,536,417)	$(52,694)	$(8,411)	$(6,984,598)	$—	$(1,346,670)	$21,363,485	$6,688,566
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	$—	$28,686	$—	$318,036	$—	$—	$—	$—	$—
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested During the Fiscal Year	$—	$(43,243)	$—	$53,567	$827,689	$348,221	$2,084	$7,695,176	$1,064,011
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	$—	$471,620	$—	$150,371	$—	$19,867,283	$1,371,374	$—	$—
Plus Value of Dividends or other Earnings Paid on Equity Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Fiscal Year	$—	$—	$—	$—	$—	$—	$—	$—	$—
Compensation Actually Paid	$(10,879,482)	$(1,457,744)	$15,972,323	$4,286,095	$(4,314,610)	$(17,453,566)	$(1,854,165)	$41,323,599	$10,285,852

In the table above, the unvested equity fair values were calculated on each of the required measurement dates using assumptions based on criteria consistent with those used for grant date fair value calculations and in accordance with the methodology used for financial reporting purposes. For unvested awards subject to performance-based vesting conditions, the fair values were based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(4)
Total Shareholder Return (“TSR”) is cumulative for the measurement periods beginning on September 30, 2020 and ending on September 30 of each of 2024, 2023, 2022 and 2021, respectively. TSR is calculated by dividing the difference between the price of the Company’s common stock at the end and the beginning of the measurement period by the price of the Company’s common stock at the beginning of the measurement period. No dividends were paid by the Company during fiscal years 2021, 2022, 2023, or 2024.
(5)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. Our peer group for these purposes is the S&P Software & Services Select Industry Index, which is the industry index used by the Company for purposes of compliance with Item 201(e) of Regulation S-K for all four fiscal years.
(6)
Reflects the Company’s net income (loss) reflected in the audited financial statements published in our Annual Report on Form 10-K for the applicable fiscal year.
(7)
Revenue is the company-selected measure. Values shown reflect revenue as calculated for purposes of our executive compensation program for the applicable reporting fiscal year based on the reporting fiscal year’s STIP foreign exchange rate.

Performance Measures Used to Link Company Performance and CAP. The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link CAP to the NEOs for fiscal year 2024. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our PSUs. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a further description of these metrics and how they are used in the Company’s executive compensation program.

Revenue

Adjusted EBITDA

Adjusted EBITDA Margin

Adjusted Free Cash Flow

Relationship between CAP and TSR. The graph below illustrates the relationship between our TSR and the Peer Group TSR, as well as the relationship between our TSR and CAP for the PEO and average CAP for the Non-PEO NEOs. As shown in the graph below, CAP to our PEO and the average CAP for the Non-PEO NEOs is generally aligned with the Company’s TSR over the four-year period from October 1, 2020 to September 30, 2024, in large part because a significant portion of the compensation awarded to the Company’s NEOs is in the form of equity awards, the value of which is impacted by stock price changes.

Relationship between CAP and GAAP Net Income. The graph below reflects the relationship between the PEO and average Non-PEO NEOs CAP and our GAAP Net Income. The Company does not use net income as a performance measure in its executive compensation program.

Relationship between CAP and Revenue (our Company-Selected Measure). The graph below reflects the relationship between the PEO and average Non-PEO NEOs CAP and our revenue.

CEO PAY RATIO

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and are generally set to be market-competitive in the country in which the jobs are performed. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

We identified the median employee by looking at base salary plus target bonus as of September 30, 2024 for all active employees as of that date. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. In identifying the median employee, we did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments. Once the median employee was identified, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table.

For fiscal year 2024:

•
the annual total compensation of the employee identified as our median employee (other than our CEO) was $71,971; and
•
Dr. Ortmanns’ annual total compensation as reported in the Fiscal Year 2024 Summary Compensation Table was $861,734.

Therefore, our CEO Pay Ratio is approximately 12:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

EQUITY COMPENSATION PLAN INFORMATION

Our Board adopted, and Nuance as our sole shareholder prior to the Spin-Off approved, the 2019 Equity Incentive Plan (the “2019 Plan”) for the benefit of certain of our current and future employees and other service providers and the Cerence 2019 Employee Stock Purchase Plan (the “ESPP”) for the benefit of our current and future employees. The Board also has adopted the 2024 Inducement Plan with respect to equity awards to persons who are not currently employed by the Company and its subsidiaries (as amended, the “Inducement Plan”). The following table provides information as of September 30, 2024, with respect to the securities authorized for issuance under these equity compensation plans.

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders (1)	3,706,823	(2)		2,945,151
Equity compensation plans not approved by shareholders (3)				600,000
Total equity compensation plans	3,706,823	(2)		3,545,151

(1)
Includes the following plans: the 2019 Plan and the ESPP. These equity compensation plans were approved by the sole shareholder of the Company prior to the Spin-Off.
(2)
Represents the number of shares of common stock underlying outstanding RSUs and PSUs (at target levels) under the 2019 Plan.
(3)
Includes the Inducement Plan. The purpose of the Inducement Plan is to enable the Company to grant equity awards to induce highly-qualified prospective officers and employees who are not currently employed by the Company and its subsidiaries to accept employment and provide them with a proprietary interest in the Company. The Company intends that the Inducement Plan be reserved for persons to whom the Company may issue securities without stockholder approval as an inducement pursuant to Nasdaq rules. The Inducement Plan was amended after fiscal year-end to provide for an aggregate of 4,500,000 authorized shares under such Inducement Plan.

TRANSACTIONS WITH RELATED PERSONS

Our Board has adopted a written policy regarding the review, approval and ratification of transactions with related persons. This policy provides that our Audit Committee will review each of Cerence’s transactions involving an amount exceeding $120,000 and in which any “related person” had, has or will have a direct or indirect material interest. In general, “related persons” are our directors, director nominees, executive officers and shareholders beneficially owning more than five percent (5%) of our outstanding common stock and immediate family members or certain affiliated entities of any of the foregoing persons. Our Audit Committee will approve or ratify only those transactions that are fair and reasonable to Cerence and in our and our shareholders’ best interests.

A copy of our related party transactions policy can be found under “Leadership and Governance – Governance Documents & Committee Charters” in the Investors section of our website, www.cerence.com.

Other than the compensation agreements and other arrangements which are described in the “Executive Compensation” or “Director Compensation” section of this Proxy Statement, in fiscal year 2024, there was no transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent (5%) or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

PROPOSAL TWO

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs for the fiscal year ended September 30, 2024 as disclosed in this Proxy Statement, in accordance with the requirements of Section 14A of the Exchange Act. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance and align the compensation of our NEOs with the long-term interests of our shareholders. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow such section for additional details about our executive compensation program, including information about the compensation of our NEOs for the fiscal year ended September 30, 2024.

This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Our Board and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

Accordingly, we are asking our shareholders to vote “FOR” the following resolution:

RESOLVED, that the shareholders hereby approve, on a non-binding, advisory basis, the compensation paid to the Company’s NEOs, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting, pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.

Vote Required

The approval of this non-binding, advisory proposal requires the affirmative vote of a majority of the votes properly cast. As an advisory vote, the outcome of the vote on this proposal is not binding. However, our management team, our Board and our Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by our shareholders, whether through this vote or otherwise, and will consider the outcome of this vote when making future executive compensation decisions.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Our Audit Committee has approved the retention of BDO USA PC (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025. We expect that a representative of BDO will be present at the 2025 Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

Although shareholder approval of the appointment of BDO is not required by law, the Board believes that it is advisable to give shareholders an opportunity to ratify this appointment. Shareholders are being asked to ratify the appointment of BDO as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2025.

Audit Fees

The following table sets forth the approximate aggregate fees paid by the Company to BDO during the fiscal years ended September 30, 2024 and 2023.

	Fiscal 2024	Fiscal 2023
Audit Fees	$2,833,160	$2,654,814
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,833,160	$2,654,814

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the SEC require all independent registered public accounting firms that audit issuers to obtain pre-approval from their respective audit committees in order to provide professional services without impairing independence. As such, our Audit Committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by our independent registered public accounting firm.

The pre-approval procedures include execution by the Chief Financial Officer and Audit Committee Chairperson, on behalf of the Company and the entire Audit Committee, of an audit and quarterly review engagement letter and pre-approval listing of other permitted professional services anticipated to be rendered during the foreseeable future. Additionally, from time to time, we may desire additional permitted professional services for which specific pre-approval is obtained from the Audit Committee Chairperson, acting on behalf of the Company and the entire Audit Committee before provision of such services commences. In doing this, the Company and Audit Committee have established a procedure whereby a BDO representative, in conjunction with the Chief Financial Officer, contacts the Audit Committee Chairperson and obtains pre-approval for such services on behalf of the entire Audit Committee, to be followed by a written engagement letter, as appropriate, confirming such arrangements between BDO and the Company. In addition, on a periodic basis, the entire Audit Committee is provided with a summary of all pre-approved services to date for its review.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF BDO USA PC AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting processes of the Company, including establishing, assessing, and maintaining internal controls and audits of the financial statements of the Company on behalf of the Board. The Company’s management has primary responsibility for the financial statements and for assessing and maintaining effective internal control over financial reporting.

The Audit Committee acts pursuant to a written charter. A copy of the charter is available under “Leadership and Governance” in the Investors section of the Company’s website, www.cerence.com. The Audit Committee is comprised solely of independent directors as defined by the Nasdaq listing standards and Rule 10A-3 of the Exchange Act.

The Audit Committee reviewed with management the Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended September 30, 2024, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in such financial statements and the effectiveness of the internal control over financial reporting. The Audit Committee reviewed with BDO USA PC, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. In addition, the Audit Committee has discussed with BDO USA PC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from BDO USA PC required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA PC’s communications with the Audit Committee concerning independence and has discussed with BDO USA PC its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited Consolidated Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 for filing with the SEC.

The Audit Committee

Kristi Ann Matus (Chair)

Sanjay Jha

Alfred Nietzel

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth, as of December 12, 2024, information regarding the beneficial ownership of the outstanding shares of our common stock by:

•
each member of our Board of Directors and each of our NEOs individually;
•
all members of our Board of Directors and executive officers as a group; and
•
each other person who is known to be the beneficial owner of more than 5% of our Common Stock.

Beneficial ownership has been determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Shares of Common Stock subject to shares issuable upon vesting of restricted stock units or performance stock units within 60 days after December 12, 2024, are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. The applicable percentage of ownership as of December 12, 2024 is based on 42,988,419 shares of common stock outstanding.

Except as otherwise indicated below, each individual or entity shown in the table has furnished information with respect to beneficial ownership and the address of each executive officer and director listed below is c/o Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803.

Name and Address of Beneficial Owner:	Number of Shares Beneficially Owned	Percent of Class
5% Shareholders:
Van Berkom & Associates Inc. (1)	3,936,930	9.16%
American Capital Management Inc. (2)	3,879,375	9.02%
Blackrock, Inc. (3)	3,303,652	7.68%
The Vanguard Group (4)	3,112,214	7.24%
Directors and Named Executive Officers:
Stefan Ortmanns (5)	377,558	*
Brian Krzanich	—	—
Antonio Rodriquez	—	—
Thomas Beaudoin	98,691	*
Daniel Tempesta	—	—
Nils Schanz	—	—
Jennifer Salinas	—	—
Iqbal Arshad	—	—
Arun Sarin	46,334	*
Marianne Budnik	30,047	*
Douglas Davis	9,425	*
Sanjay Jha	30,047	*
Marcy Klevorn	5,285	*
Kristi Ann Matus	19,143	*
Alfred Nietzel	25,047	*
Directors, nominees and executive officers as a group (12 persons)	264,019	0.61%

* Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
This information regarding the beneficial ownership of Van Berkom & Associates Inc. (“Van Berkom”) is based on a Schedule 13G filed by such shareholder on February 13, 2024 reporting beneficial ownership as of December 31, 2023. Van Berkom reported 3,936,930 shares beneficially owned with sole dispositive power and sole voting power over all of the shares. The address of this shareholder is 600 de Maisonneuve Blvd West, Suite 2510, Montreal, Quebec H3A 3J2.
(2)
This information regarding the beneficial ownership of American Capital Management Inc. (“American Capital Management”) is based on a Schedule 13G filed by such shareholder on August 9, 2024 reporting beneficial ownership as of June 30, 2024. American Capital Management reported 3,879,375 shares beneficially owned with sole dispositive power over all shares and sole voting power over 1,668,146 shares. The address of this shareholder is 575 Lexington Avenue, 30th Floor, New York, NY 10022.
(3)
This information regarding the beneficial ownership of BlackRock, Inc. (“BlackRock”) is based on a Schedule 13G filed by such shareholder on July 8, 2024 reporting beneficial ownership as of June 30, 2024. BlackRock reported 3,303,652 shares beneficially owned with sole dispositive power over all of the shares and sole voting power over 3,226,869 shares. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(4)
This information regarding the beneficial ownership of The Vanguard Group is based on a Schedule 13G filed by such shareholder on October 4, 2024 reporting beneficial ownership as of September 30, 2024. The Vanguard Group reported 3,112,214 shares beneficially owned with sole voting power with respect to no shares, shared voting power with respect to 18,362 shares, sole dispositive power with respect to 3,078,224 shares and shared dispositive power with respect to 33,990 shares. The address of this shareholder is 100 Vanguard Blvd., Malvern, PA 19355.
(5)
Consists of (i) 166,731 shares of common stock held directly by Dr. Ortmanns, (ii) 210,827 shares issuable upon vesting of RSUs and banked PSUs within 60 days of December 12, 2024.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Our officers and directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from our executive officers and directors that no other reports were required during the fiscal year ended September 30, 2024, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied on a timely basis, other than one Form 3 filed late by Katherine Roman on May 30, 2024 and one Form 3 filed late by Nils Schanz on August 9, 2024.

PROPOSAL FOUR

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY IN CERTAIN CIRCUMSTANCES AS PERMITTED PURSUANT TO RECENT AMENDMENTS TO THE DELAWARE GENERAL CORPORATION LAW

Background

The State of Delaware, which is our state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”). Amended DGCL Section 102(b)(7) only permits exculpation for direct claims brought by shareholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by shareholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Our amended and restated certificate of incorporation (“Charter”) currently provides for the exculpation of directors as permitted by the DGCL, but it does not include a provision that allows for the exculpation of officers.

The Board believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current directors from accepting or continuing membership on corporate boards and prospective or current officers from serving corporations. In the absence of such protection, qualified directors and officers might be deterred from serving as directors or officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, the Board took into account the narrow class and type of claims from which such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of the Company’s officers that would be impacted, and the benefits the Board believes would accrue to Cerence by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.

The Board balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of Cerence and its shareholders to amend the Charter to add Article XIII to adopt amended DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors. We refer to this proposed amendment to the Charter as the “Exculpation Amendment” in this Proxy Statement.

Text of the Proposed Exculpation Amendment

The Exculpation Amendment would amend the Charter by adding a new article to reflect the Delaware law provisions regarding exculpation of officers as follows:

“ARTICLE XIII

To the fullest extent permitted by the DGCL, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this ARTICLE XIII, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

Any amendment, repeal or modification of this ARTICLE XIII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.”

This description of the proposed Exculpation Amendment is a summary and is qualified by the full text of the proposed Certificate of Amendment to our Charter, which is attached to this Proxy Statement as Annex A and is incorporated herein by reference.

Reasons for the Proposed Exculpation Amendment

The Board believes that the Exculpation Amendment is necessary to continue to attract and retain experienced and qualified officers. The Board believes that in the absence of such protection, qualified officers might be deterred from serving as officers of the Company due to exposure to personal liability. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of shareholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed Exculpation Amendment could impact our recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company. Further, the Board believes that the Exculpation Amendment would not negatively impact shareholder rights, particularly taking into account the narrow class and type of claims for which officers’ liability would be exculpated.

Accordingly, on December 11, 2024, the Board determined that the proposed Exculpation Amendment is advisable and in the best interest of Cerence and its shareholders and authorized and approved the proposed Exculpation Amendment, subject to approval by shareholders at the Annual Meeting.

The proposed Exculpation Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.

Timing and Effect of the Proposed Exculpation Amendment

If the proposed Exculpation Amendment is approved by our shareholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the 2025 Annual Meeting.

The affirmative vote of holders of a majority of the shares of our capital stock outstanding and entitled to vote as of the record date is required to approve the Exculpation Amendment. Abstentions and broker non-votes will have the effect of a vote against the Exculpation Amendment.

Recommendation of the Board:

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY IN CERTAIN CIRCUMSTANCES AS PERMITTED PURSUANT TO RECENT AMENDMENTS TO THE DELAWARE GENERAL CORPORATION LAW.

ADDITIONAL INFORMATION

Notice and Access

We have made these proxy materials available to you on the Internet in connection with the solicitation by our Board of Directors of proxies to be voted at our 2025 Annual Meeting to be held online on Thursday, February 13, 2025 at 11:00 a.m. Eastern Time. We have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. On or about December 31, 2024, we will mail to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2024. We believe that providing our proxy materials over the Internet expedites shareholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting. As a shareholder of Cerence, you are invited to participate in our 2025 Annual Meeting virtually via the Internet, and are entitled and requested to vote on the proposals described in this Proxy Statement. The Notice of Internet Availability instructs you on how to submit your proxy or voting instructions through the Internet.

In accordance with the SEC rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. If you would like to receive a paper copy of our proxy materials, the Notice of Internet Availability instructs you on how to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. Other shareholders, in accordance with their prior requests, have received e-mail access to our proxy materials and instructions to submit their vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.

Other Matters

Management knows of no business or nominations that will be presented for consideration at the 2025 Annual Meeting other than as stated in the Notice of the 2025 Annual Meeting of Shareholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Householding

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our annual report and proxy statement is sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803 Attention: Corporate Secretary or upon telephonic request to 857-362-7300. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Annual Report on Form 10-K

We filed our Annual Report on Form 10-K for fiscal year 2024 with the SEC on November 25, 2024. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year 2024, excluding exhibits. Please send a written request to Cerence Inc., 25 Mall Road, Suite 416, Burlington, MA 01803, Attention: Corporate Secretary, or access the report under “Financial Information” in the Investors section of our website, www.cerence.com.

Incorporation by Reference

The information contained in this Proxy Statement under the caption “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The information contained in our website, including any documents referenced herein that appear on our website, is not included as part of, or incorporated by reference into, this Proxy Statement or in any other document we file with the SEC, and any references to our website are intended to be inactive textual references only.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The forward-looking statements in this Proxy Statement do not constitute guarantees of future performance. Investors are cautioned that statements in this Proxy Statement, which are not strictly historical statements, constitute forward-looking statements, including, without limitation, statements regarding Cerence’s future performance, operating results and financial condition, strategic and operating plans, transformation, innovation and new product offerings, growth opportunities, cost-saving initiatives, market trends, competition, and management’s future expectations, beliefs, goals, plans or prospects. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “target”, “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materiality from those anticipated by the forward-looking statements, including the risks detailed in the Company’s Annual Report on Form 10 -K for the fiscal year ended September 30, 2024 and other filings with the SEC. The Company assumes no obligation to update any forward-looking information contained in this Proxy Statement.

Annex A

Charter Amendment

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CERENCE INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Cerence Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.
The name of the Corporation is Cerence Inc. The Corporation was originally formed as a limited liability company in the State of Delaware on February 14, 2019. The Corporation converted from a limited liability company to a corporation on August 29, 2019, upon the filing of the Certificate of Conversion with the Secretary of State of the State of Delaware. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 29, 2019. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 1, 2019 (the “Charter”). Pursuant to Section 242 of the General Corporation Law of the State of Delaware (“DGCL”), this Certificate of Amendment (this “Amendment”) amends certain provisions of the Charter.
2.
This Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.
3.
The Charter is hereby amended by adding a new Article XIII to read in its entirety as follows:

“ARTICLE XIII

To the fullest extent permitted by the DGCL, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this ARTICLE XIII, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

Any amendment, repeal or modification of this ARTICLE XIII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.”

4.
All other provisions of the Charter shall remain in full force and effect.

A-1

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this ___ day of ______, 2025.

CERENCE Inc.

By:
Name:

Title:

A-2

Your vote matters logo P.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting Cerence Inc. Annual Meeting of Stockholders For Stockholders of record as of December 16, 2024 Thursday, February 13, 2025 11:00 AM, Eastern Time Annual Meeting to be held live via the internet Please visit www.proxydocs.com/CRNC for more details YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:00 AM, Eastern Time, February 13, 2025. Internet: www.proxypush.com/CRNC Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-390-5267 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Brian Krzanich, Chief Executive Officer, and Jennifer Salinas, Chief Administrative Officer and General Counsel (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Cerence Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved logo Cerence Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL 1. Election of seven directors named in the proxy statement, each to serve for a one-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal; 1.01 Arun Sarin 1.02 Brian Krzanich 1.03 Marianne Budnik 1.04 Douglas Davis 1.05 Marcy Klevorn 1.06 Kristi Ann Matus 1.07 Alfred Nietzel 2. Approval, on a non-binding, advisory basis, of the compensation of the Company's named executive officers, as disclosed in the proxy statement; 3. Ratification of the appointment of BDO USA PC as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2025; and 4. Approval of an amendment to the Company's amended and restated certificate of incorporation to limit the liability of certain officers of the Company in certain circumstances as permitted pursuant to recent amendments to the Delaware General Corporation Law. BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/CRNC Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date